UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CSW INDUSTRIALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CSW INDUSTRIALS

2023

Proxy Statement and Notice of Annual Meeting of Shareholders

The Goal of Our Corporate Culture is to Maximize Performance

CSWI is committed to recruiting great talent, offering rewarding careers, and recognizing team members. Our employee-centric culture features a diverse and inclusive environment where every team member belongs, is encouraged to contribute, and is provided with options to develop and expand their skill sets. CSWI leaders embody and cultivate our Core Values – collectively known as ACT. RISE. – to help empower team members and maximize sustainable performance.

Everything we do is accomplished with a focus on environmental stewardship, and the health and safety of our team members.

Our Core Values Provide the Framework for Our Corporate Culture:

A	C	T	R	I	S	E
Accountability	Citizenship	Teamwork	Respect	Integrity	Stewardship	Excellence

Seeking Sustainable Growth in Shareholder Value

Maintain Our Strong Balance Sheet	Allocate Capital Efficiently	Invest in Organic Growth	Disciplined Acquisition Strategy	Maximize Channels to Market and Increase Market Share

Since Inception:

~440%	184%	189%	Ten	~$170MM
market cap growth[1]	Revenue growth[2]	adjusted EBITDA growth[2]	acquisitions since public debut[2]	cash returned to shareholders through dividend and share repurchase program[2]

[1]	As of June 30, 2023
[2]	As of March 31, 2023

Invitation to
2023 Annual Meeting of Shareholders

Thursday, August 24, 2023
9:00 a.m., Central Time

Virtual Meeting Site: www.virtualshareholdermeeting.com/CSWI2023

Joseph B. Armes

Chairman, CEO and President

Dear Fellow Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend CSW Industrials’ 2023 Annual Meeting of Shareholders. This year’s Proxy Statement highlights our impressive accomplishments in fiscal 2023 and presents the matters for which we are seeking your approval at the 2023 Annual Meeting.

Unlocking value has always been an integral part of our story, and our recognition that our employees are the engine that drives us forward lies at the heart of our culture. In an era where businesses are consistently challenged to navigate rapidly changing landscapes, we are convinced that a strong culture produces an enduring foundation upon which success is built. The resounding successes we achieved in fiscal 2023 are a testament to the value we place on our people and our investment in them. Their unwavering commitment and dedication throughout the year, combined with their passion, resilience, and collaborative spirit, have been instrumental in acheiving these outstanding results.

In fiscal 2023, we continued to build upon the performance momentum of our last several years, delivering record revenue, operating income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and earnings per share. Fiscal 2023 also marked our sixth consectuvie year of year over year increases in revenue and EBITDA, demonstrating that our stated approach to seeking long-term sustainable growth in shareholder value continues to drive growth and profitability. Our strong cash flow generation, combined with the strength of our balance sheet, once again allowed us to execute on all aspects of our capital allocation strategy, investing in three acquisitions, investing in capital expenditures for growth, and returning cash to our shareholders in the form of share repurchases and dividends.

We believe this year’s proxy statement demonstrates our continued commitment to sound governance practices and enhanced disclosure and transparency. Consistent with our focus on continual improvement, we have enhanced our disclosures around executive compensation, in particular what we have done in response to the 2022 Say on Pay vote. We are pleased to share this important information with you.

Your vote is very important to us and to our business, so I encourage you to vote before the meeting. You may vote online, by telephone, or by signing and returning your proxy card by mail, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 3.

I hope that you participate in the meeting. Thank you in advance for voting and for your continued support of CSW Industrials.

Very truly yours,

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August 24, 2023
9:00 a.m., Local Time

Virtual Meeting
www.virtualshareholdermeeting.com/
CSWI2023

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
INTERNET Visit the website on your proxy card
BY TELEPHONE Call the telephone number on your proxy card
BY MAIL Sign, date and return your proxy card in the enclosed envelope
AT THE MEETING
To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/CSWI2023. To vote during the Annual Meeting, you must have the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials.
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

NOTICE
of Annual Meeting of Shareholders

Shareholders of record of the Company’s common stock at the close of business on July 6, 2023, are entitled to notice of and to vote at the Annual Meeting. This notice and the enclosed Proxy Statement are first being mailed to shareholders on or about July 14, 2023.

At the Annual Meeting, shareholders will vote on the following matters:

•	the election of eight director nominees to serve a one-year term expiring at the 2024 annual meeting of shareholders;

•	the approval, on an advisory basis, of the Company’s executive compensation, or the “Say on Pay” vote;

•	the ratification of Grant Thornton LLP’s appointment to serve as our independent registered public accounting firm for fiscal year 2024; and

•	the transaction of any other business properly presented at the Annual Meeting.

The enclosed Proxy Statement contains other important information that you should read and consider before you vote. The Proxy Statement and annual report to shareholders and any other proxy materials are available at www.proxyvote.com. For additional related information, please refer to the “Important Notice Regarding the Availability of Materials for the Shareholder Meeting to be held on August 24, 2023” in the enclosed Proxy Statement.

Your vote is important. Even if you plan to attend the Annual Meeting, your prompt cooperation in voting in advance is greatly appreciated. Thank you in advance for voting and for your support of the Company.

By Order of the Board of Directors,

Luke E. Alverson
Senior Vice President,
General Counsel and Secretary

July 14, 2023

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Our Company

Investment Thesis

Sustained multi-year revenue growth	Consistently demonstrating growth in excess of end markets served • Total revenue CAGR of 18.4% from FY18 through FY23 • Organic revenue CAGR of 11.4% from FY18 through FY23
Robust margin profile

Robust margin profile provided by niche products, applications, and solutions

•  43.6% adjusted gross profit margin annual leverage FY18 - FY23

•  21.6% adjusted EBITDA margin annual leverage FY18 - FY23

Strong balance sheet and financial results	Strong financial position supports incremental organic and inorganic growth • ~1.3x leverage (Debt/EBITDA), ~$265MM liquidity at 3/31/23 • $174.1MM EBITDA, and 23.0% EBITDA margin in FY23
Experienced leadership team	Demonstrated track record of leading public companies • Dedicated to enhancing shareholder value • Committed to exemplifying CSWI’s culture and values
Driving long-term shareholder value

Disciplined and strategic capital allocation policy enhances shareholder value

•  ~$570MM cumulative investment in acquisitions completed FY16 through FY23

•  ~$170MM cash returned to shareholders since 3Q18, in the form of dividends and share repurchases

•  ~440% total shareholder return since inception

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Fiscal 2023 Financial Highlights

In fiscal 2023, we continued to build upon the performance momentum of our last several years, ultimately delivering record revenue, operating income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and earnings per share. It also marked our sixth consecutive year of year over year increases in revenue and EBITDA. Our stated approach to seeking long-term sustainable growth in shareholder value continued to drive record results in growth and profitability. Fiscal 2023 revenue reached $758 million, or 21% growth over the prior year, and of that total growth, 73% resulted from organic growth, and 27% came from the three acquisitions we completed. Fiscal 2023 EBITDA reached $174 million, or 31% growth over fiscal 2022. These outstanding accomplishments are attributable to our diversified business model, disciplined capital allocation, and commitment to operational excellence, which drove impressive operating leverage.

During fiscal 2023, we generated $122 million in cash flow from operations, a 76% increase over the prior year. Once again, we executed on all aspects of our capital allocation strategy, investing $58 million in three acquisitions and $14 million in capital expenditures. We returned $46 million of cash to our shareholders through our share repurchase program and dividends. Subsequent to fiscal year end, we increased our quarterly cash dividend by 12%, to $0.19 per share, and we maintain an active share repurchase program.

Financial and Operational Performance

We achieved the following financial results in fiscal 2023 (comparisons to fiscal 2022):

*	EBITDA is comprised of earnings (net income) before interest, taxes, depreciation and amortization. Please see GAAP and Non-GAAP Reconciliations in Exhibit A.

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Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Board Independence	• Seven of our eight director nominees are independent • Our CEO is our only management director
Board Composition

•  All Board members are elected annually

•  The Board annually assesses and evaluates its performance and the performance of its committees

•  The Nominating & Corporate Governance Committee leads the full Board in considering Board competencies in light of Company strategy

•  38% of our director nominees are female and/or diverse

Board Committees	• We have three committees — Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors
Leadership Structure

•  Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•  Our lead independent director chairs executive sessions of the independent directors, among other duties

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (ESG) Program
Risk Oversight

•  Our Board is responsible for enterprise risk oversight and has committees designated to oversee specific key risks

•  Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (ERM) Program for the assessment and mitigation of key risks

Open Communication

•  We encourage open communication and strong working relationships among the lead independent director, Chairman and other directors

•  Our directors have direct access to management and other employees

Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

Information About the Annual Meeting

Time and Place

Our Annual Meeting will be held as follows:

Time and Date 9:00 a.m., Central Time Thursday, August 24, 2023	Location Via live webcast at www.virtualshareholdermeeting.com/CSWI2023	Record Date July 6, 2023

Voting Matters

Proposal	Board’s Recommendation	Page Reference
1. Election of Directors	FOR each Director Nominee	12
2. Advisory Vote on Executive Compensation	FOR	31
3. Ratification of Auditors	FOR	68

We may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration other than the matters described in this proxy statement.

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Shareholder Engagement

We are actively engaged with our investors. Our senior leaders participate in numerous industry and analyst conferences throughout the year, and we have dedicated resources to engage with all shareholders through a variety of mediums. This focus on engagement was further demonstrated in our response to the 2022 Say on Pay vote, which is discussed further within the “Compensation Discussion & Analysis” section of this proxy statement. The table below summarizes our engagement efforts in fiscal 2023.

In fiscal 2023, we met with investors representing	How we engage with investors	Topics regularly discussed with investors
60% of our outstanding shares

We engage with analysts and shareholders through investor and analyst conferences, quarterly conference calls, our investor relations website, and individual meetings and calls

We regularly report our investors’ views to our Board of Directors, and all of our Board committees consider these views in conducting committee business

•  Capital allocation

•  Strategy and risk management

•  Macro trends and long term outlook

•  Financial performance

•  Segment performance

•  Executive compensation

•  ESG and sustainability matters

•  Corporate governance

•  Senior leadership team

76% of our actively held shares
75% of our top 20 active investors

Board of Directors Highlights (page 13)

All eight of our current Board members are nominated for re-election at the Annual Meeting. As shown below, our eight director nominees strengthen our Board with their varied professional backgrounds and experiences.

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Board Member Nominees

Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Comp & Talent Dev	Nom & Gov
Joseph B. Armes	61	2015	Chairman, CEO and President, CSW Industrials, Inc.
Michael R. Gambrell	69	2015	Former EVP, The Dow Chemical Company	●		●
Bobby Griffin	56	2021	Chief Diversity, Equity & Inclusion Officer, Rockwell Automation	●		●	●
Terry L. Johnston	65	2017	Former EVP and COO, Commercial Segment, Lennox International	●	●		●
Linda A. Livingstone, Ph.D.	63	2015	President, Baylor University	●		●	●
Anne B. Motsenbocker	61	2022	Former Managing Director, J.P. Morgan Chase	●	●	●
Robert M. Swartz (Lead Independent Director)	71	2015	Former EVP and COO, Glazer’s Inc.	●			●
J. Kent Sweezey	70	2016	Founding Partner, Turnbridge Capital, LLC	●	●
Denotes Chair

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Executive Compensation Highlights (page 34)

Executive Compensation Program Objectives and Elements

Our executive compensation program is designed for one purpose: to support and enable execution of CSWI’s growth strategy. To accomplish this purpose, we have adopted the following key executive compensation objectives:

Our executive compensation program is composed of the following foundational elements to accomplish our objectives:

Pay Element	Form		Compensation Objective Addressed
Base Salary	Cash		Reward Current Performance
Attract and Retain
Annual Incentive	Performance Cash Opportunity		Shareholder Alignment
Reward Current Performance
Attract and Retain
Long-Term Equity Incentive	Performance Shares	target grant value	Shareholder Alignment
Drive Future Performance
Attract and Retain
	Restricted Stock	target grant value	Shareholder Alignment
Drive Future Performance
Attract and Retain

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Fiscal 2023 Executive Target Compensation Mix

CEO Compensation Mix	Other NEO Compensation Mix

The Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices in furtherance of our objectives. The following table summarizes these practices.

What We Do
Promote a strong pay for performance plan design
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry
Maintain meaningful stock ownership guidelines for our directors and executive officers
Have double trigger requirements on cash payments following a change in control
Conduct an annual compensation risk review
Provide reasonable and standardized benefits upon severance or change in control
Engage an independent compensation consultant
Maintain an incentive compensation “clawback” policy
What We Don’t Do
No hedging, pledging, or short sales of stock permitted
No change in control excise tax gross-ups
No option repricing without shareholder approval
No perquisites offered, other than those generally provided to all employees
No dividends paid and no voting rights on unvested performance-based equity awards
No duplication of metrics in annual and long-term incentive plans
No supplemental executive retirement plans

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Proposal One:
Election of Directors

The Company’s Board currently consists of eight directors. The Board has nominated Joseph Armes, Michael Gambrell, Bobby Griffin, Terry Johnston, Linda Livingstone, Anne Motsenbocker, Robert Swartz, and Kent Sweezey, whose terms of office are expiring at this 2023 Annual Meeting, to serve a one-year term that will expire at the 2024 annual meeting of shareholders.

All nominees were elected by shareholders at the 2022 annual meeting. Biographical information regarding the nominees is provided on the following pages.

Required Vote and Recommendation

Our Bylaws provide that, in an uncontested election, each director nominee will be elected by a majority of the votes cast in person or represented by proxy. This means that the number of shares cast “for” a nominee’s election must exceed the number of votes “withheld” from that nominee. If this were a contested election, the directors would be elected by a plurality of the votes cast, meaning the nominees receiving the largest number of “for” votes would be elected. For more information, see “General Voting and Meeting Information—Counting of Votes.”

Our Corporate Governance Guidelines provide that in an uncontested election, any incumbent director who does not receive the affirmative vote of a majority of the votes cast must tender his or her resignation promptly after such election. The remaining independent directors of the Board, giving due consideration to the best interests of CSWI and our shareholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after election results are certified, on whether to accept the tendered resignation. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you withhold authority to vote for any one or more of the nominees. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute nominee. The nominees have indicated their willingness to serve as directors, and we have no reason to believe the nominees will not be able to stand for re-election.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES TO SERVE AS DIRECTORS.

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Board of Directors Nominees

What We Look for in Director Candidates

Before considering director nominee candidates, the N&CG Committee assesses whether the Board’s current size and composition are appropriate and whether any vacancies on the Board are expected due to retirement, age limits or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the N&CG Committee utilizes a variety of methods for identifying and evaluating possible nominees.

The Company’s Corporate Governance Guidelines establish the criteria for Board membership. As a starting point, the N&CG Committee assesses a director candidate’s judgment, skill, diversity, integrity, experience with business and other organizations of comparable size, and the interplay of the candidate’s experience with the experience of current Board members. In evaluating these characteristics, and including diversity, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience, and cultural viewpoint, as well as more categorical diversity metrics, such as race and ethnicity, gender, and age. The Board considers whether this evaluation process is effective in promoting diversity during its annual self-assessment process.

How We Identify Director Candidates

The N&CG Committee considers various potential director candidates who come to their attention through professional search firms, current Board members, shareholders or other sources. A shareholder who wants to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s Bylaws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the N&CG Committee. The N&CG Committee may require any shareholder-recommended candidate to furnish such other information as may reasonably be required to determine the candidate’s eligibility or to assist in evaluating the candidate. The N&CG Committee also may require the submission of a fully completed and signed Questionnaire for Directors and Executive Officers on the Company’s standard form and a written consent by the shareholder-recommended candidate to serve as a director, if so elected.

All identified candidates, including shareholder-recommended candidates, are evaluated by the N&CG Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the N&CG Committee’s assessment of the Company’s needs and current situation.

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Nominee Skill Sets

	Armes	Gambrell	Griffin	Johnston	Livingstone	Motsenbocker	Swartz	Sweezey
Executive Leadership
Finance/Accounting
Industry/End Market Knowledge
Corporate Development & Strategy
Risk Management
Cybersecurity and Information
Global Business
Sales & Marketing
Corporate Governance
Human Capital Management
= Experience
= Expertise

Board Diversity

NASDAQ listing rules require the Company to present the Board’s diversity statistics. The Board Diversity Matrix below presents the Board’s current diversity statistics in the format prescribed by NASDAQ rules. As reflected in the matrix, Dr. Livingstone and Ms. Motsenbocker are female, and Mr. Griffin is African-American or Black.

Board Diversity Matrix (As of June 30, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African-American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

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Nominee Biographies

Joseph B. Armes Chairman, CEO & President, CSW Industrials	Age 61 Director since: September 2015
CSWI Board Committee(s): • None	Other Public Company Directorships: • Switchback Energy Acquisition Corp. (2019-2021) • RSP Permian, Inc. (2013-2018) • Capital Southwest Corporation (2013-2017)

Professional Highlights:
Mr. Armes has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since September 2015, and as President of the Company since February 2018. Prior to the Company’s spin-off in September 2015 from Capital Southwest Corporation, Mr. Armes served as the Chief Executive Officer and President of Capital Southwest Corporation from June 2013 to September 2015, and as Chairman of the Board from January 2014 through August 2017.
Key Skills and Qualifications:
We believe Mr. Armes is well qualified to serve as a director due to his position as the Company’s Chief Executive Officer, which provides the Board with knowledge of the Company’s day-to-day operations. Mr. Armes also has broad executive and board leadership experience, finance and accounting expertise, compliance and governance expertise, and corporate development experience, all of which support the Company’s strategic growth plans.

Michael R. Gambrell Former EVP, The Dow Chemical Company	Age 69 Director since: September 2015 INDEPENDENT
CSWI Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance (Chair)	Other Public Company Directorships: • TRW Automotive Inc. (2007-2015)

Professional Highlights:
Mr. Gambrell had a 37-year career at The Dow Chemical Company, a publicly traded chemicals company (now Dow, Inc.), most recently serving as an Executive Vice President and an advisor to the Chairman and CEO of Dow. During his time at Dow, Mr. Gambrell served on the company’s Executive Leadership Committee, Strategy Board, Sustainability Team, and Geographic Leadership Council, and he was an ex officio member of the board’s Environment, Health and Safety Committee. In 2012, Mr. Gambrell founded GamCo, LLC, a privately-held company providing advisory services to public, private equity, and start-up companies as well as non-profit organizations. He served as Chairman of the Campbell Institute from 2012 to 2015, and as a director and member of the Executive Committee and Strategic Planning Committee of the National Safety Council from 2011 to 2015.
Key Skills and Qualifications:
We believe Mr. Gambrell is well qualified to serve as a director due to his executive and board leadership experience and his extensive knowledge of the chemicals industry, which provide a global perspective and deep understanding of the Company’s products, customers, end markets, competitive landscape, and operational challenges and opportunities. In addition, Mr. Gambrell has extensive corporate development experience and integration expertise, as well as knowledge and experience in addressing health, safety and environmental issues, which provides the Board unique insight into the Company’s strategic growth plans.

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Bobby Grifffin Chief Diversity, Equity & Inclusion Officer, Rockwell Automation	Age 56 Director since: December 2021 INDEPENDENT
CSWI Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance

Professional Highlights:
Mr. Griffin has served as Chief Diversity, Equity & Inclusion Officer of Rockwell Automation, Inc. since February 2021. Prior to that role and beginning in 2017, Mr. Griffin served as Vice President of Diversity and Inclusion at CBRE Group, Inc., and prior to that served as Global Director of Diversity and Inclusion at Flowserve Corporation. Additionally, Mr. Griffin held various human resources and business partner leadership positions in Fortune 100 companies, including Coca-Cola Enterprises and Merck & Co.
Key Skills and Qualifications:
We believe Mr. Griffin is well qualified to serve as a director due to his notable expertise in corporate culture, organizational health, diversity & inclusion, talent management, leadership development, and compensation and benefits, which provides the Board a valuable perspective on the Company’s core values and employee-centric culture. His experience also provides strategic insight into the Company’s leadership development, human capital management, and organizational design opportunities in support of the Company’s strategic growth plans.

Terry L. Johnston Former EVP & COO, Commercial Segment, Lennox International	Age 65 Director since: January 2017 INDEPENDENT
CSWI Board Committee(s): • Audit • Nominating & Corporate Governance

Professional Highlights:
Mr. Johnston was Executive Vice President and Chief Operating Officer of the Commercial Segment of Lennox International Inc., a leading international provider of heating and cooling systems and technologies for residential and commercial applications, from 2013 until October 2019. Before assuming that position, Mr. Johnston held roles of increasing responsibility with Lennox International from the time he joined the company in 2001. Prior to his time with Lennox International, Mr. Johnston spent 20 years with General Electric Company, serving primarily in marketing and commercial leadership roles.
Key Skills and Qualifications:
We believe Mr. Johnston is well qualified to serve as a director due to his executive leadership experience and extensive knowledge of the Company’s served industrial markets. In addition, Mr. Johnston has extensive strategic planning experience and operational and commercial expertise, which provides the Board with a global perspective and positions him well to support the Company’s growth strategy and manufacturing optimization focus.

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Linda A. Livingstone, Ph.D. President, Baylor University	Age 63 Director since: September 2015 INDEPENDENT
CSWI Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance

Professional Highlights:
Dr. Livingstone is President of Baylor University, a position she has held since June 2017. From August 2014 through May 2017, she served as Dean of The George Washington University School of Business, and she previously served as Dean of the Graziadio School of Business and Management at Pepperdine University for twelve years. Dr. Livingstone began her academic career at Baylor University, where she served for eleven years as an Assistant and then Associate Professor of Management, which included serving for four years as Associate Dean for Graduate Programs. Dr. Livingstone currently serves on the Board of Directors and as a member of the Executive Committee for each of the American Council on Education and the Big 12 Conference. She also serves on the NCAA Board of Governors and the NCAA Division 1 Board of Directors, as well as the Board of Directors of Independent Colleges and Universities of Texas.
Key Skills and Qualifications:
We believe Dr. Livingstone is well qualified to serve as a director due to her extensive executive leadership experience, as well as experience as an administrator and educator in the field of business administration, which provides the Board a valuable perspective on organizational development, corporate governance, information security, executive compensation and leadership development matters.

Anne B. Motsenbocker Former Managing Director, J.P. Morgan Chase	Age 61 Director since: June 2022 INDEPENDENT
CSWI Board Committee(s): • Audit • Compensation & Talent Development	Other Public Company Directorships: • U.S. Physical Therapy, Inc. (2022-Present)

Professional Highlights:
Ms. Motsenbocker is a former Managing Director of J.P. Morgan Chase, a global financial services company. She retired from J.P. Morgan Chase in February 2021 after a 36-year career with the firm, serving most recently as Managing Director and functional CEO of the Southwest Region of the Commercial Bank. Prior to that position, she held roles of increasing responsibility at J.P. Morgan Chase, including National Head of Multinational Corporations, President of Dallas Region Middle Market Bank, and Head of the Dallas Region of the Private Bank. From 2016 to 2022, Ms. Motsenbocker was a director of Children’s Health System of Texas, where she served as the chair of the HR and Compensation Committee and as a member of the Audit Committee. She also serves on the boards of the National Kidney Foundation, United Way Foundation of Metropolitan Dallas, NACD North Texas Chaper, and Economic Mobility Systems.
Key Skills and Qualifications:
We believe Ms. Motsenbocker is well qualified to serve as a director due to her executive and board leadership experience and her strategic and financial acumen. Ms. Motsenbocker’s extensive experience in advising companies in the development and implementation of capital strategies, managing risk, achieving operational excellence, and growing organically and inorganically positions her well to support the Company’s strategic growth plans.

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Robert M. Swartz Former EVP & COO, Glazer’s, Inc.	Age 71 Director since: September 2015 INDEPENDENT
CSWI Board Committee(s): • Audit (Chair) • Nominating & Corporate Governance	Other Public Company Directorships: • Resolute Energy Corporation (2009-2015)

Professional Highlights:
From January 2011 until June 2016, Mr. Swartz served as the Executive Vice President and Chief Operating Officer for Glazer’s, Inc., a privately-held distributor of wines and spirits, prior to Glazer’s combination with Southern Wine and Spirits. For the remainder of 2016, Mr. Swartz oversaw the integration of the combined company, Southern Glazer’s Wine and Spirits of America. Since January 2017, Mr. Swartz has served as a member of the board of managers of Glazer’s Beer & Beverage, LLC. Since 2018, Mr. Swartz has been a partner in Northaven Capital Partners, a lower middle market private equity firm focused on businesses headquartered in the southwestern U.S. Additionally, Mr. Swartz served in various executive positions at Centex Corporation from 1999 to 2007. Mr. Swartz has served as the Company’s Lead Independent Director since September 2015.
Key Skills and Qualifications:
We believe Mr. Swartz is well qualified to serve as a director due to his experience and expertise in corporate development, finance, and accounting. Mr. Swartz also has extensive executive and board leadership experience as well as deep operational expertise that provides the Board with insight into the Company’s operations and leadership development opportunities.

J. Kent Sweezey Founding Partner, Turnbridge Capital, LLC	Age 70 Director since: December 2016 INDEPENDENT
CSWI Board Committee(s): • Audit • Compensation & Talent Development (Chair)

Professional Highlights:
Mr. Sweezey is a founding partner of Turnbridge Capital, LLC, an energy services, equipment and infrastructure-focused private equity firm, which was founded in 2008. He currently serves as a member of the board of directors of Impact Selector, Inc., a privately-held company. Prior to co-founding Turnbridge Capital, Mr. Sweezey served as the Managing Partner of Centre Southwest Partners, LLC, a middle-market private equity firm focused primarily on energy services and equipment-related investments. Prior to his time with Centre Southwest Partners, Mr. Sweezey was with Donaldson, Lufkin & Jenrette (“DLJ”) and its successor firm, Credit Suisse First Boston, where he focused on transactions in the energy sector, as well as in the consumer products, building products, and manufacturing sectors. Mr. Sweezey was also involved in DLJ’s early principal investing activities through its investments in Seven-Up Company, Dr Pepper/Seven-Up Companies, and Dr Pepper Bottling Company of Texas, where he served on the board of directors from 1989 to 1999.
Key Skills and Qualifications:
We believe Mr. Sweezey is well qualified to serve as a director due to his executive leadership experience, strategic acquisition and financial expertise, and governance expertise. His extensive experience in corporate development matters positions him well to support the execution of the Company’s growth strategy and capital allocation plans.

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Board Independence

Our Corporate Governance Guidelines require that a majority of the Board members satisfy applicable independence requirements set forth in NASDAQ listing rules and under applicable law. Only those directors who have no material relationship with the Company (except in their role as a director) are deemed independent. The Board has determined that, other than Mr. Armes, who is the Company’s Chairman, Chief Executive Officer and President, each member of the Board meets the independence standards set forth in the applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ.

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Corporate Governance

Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Board Independence	• Seven of our eight director nominees are independent • Our CEO is our only management director
Board Composition

•  All Board members are elected annually

•  The Board annually assesses and evaluates its performance and the performance of its committees

•  The Nominating & Corporate Governance Committee leads the full Board in considering Board competencies in light of Company strategy

•  38% of our director nominees are female and/or diverse

Board Committees	• We have three committees — Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors
Leadership Structure

•  Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•  Our lead independent director chairs executive sessions of the independent directors, among other duties

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (ESG) Program
Risk Oversight

•  Our Board is responsible for enterprise risk oversight and has committees designated to oversee specific key risks

•  Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (ERM) Program for the assessment and mitigation of key risks

Open Communication

•  We encourage open communication and strong working relationships among the lead independent director, Chairman and other directors

•  Our directors have direct access to management and other employees

Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

Board and Committee Structure

Board Leadership Structure

The Board’s current leadership structure is characterized by:

•	An engaged, qualified and independent Board;
•	A combined Chairman of the Board and Chief Executive Officer;
•	An independent, highly experienced Lead Independent Director with well-defined responsibilities that support and facilitate the Board’s oversight responsibilities; and
•	A strong committee structure consisting entirely of independent directors with well-defined authority and risk oversight responsibilities.

The Board has appointed Mr. Swartz as the lead independent director of the Board. The lead independent director serves an important leadership and oversight role by providing input on the Board’s annual schedule and collaborating with the Chairman and CEO on the agendas for all Board meetings. Additionally, the lead independent director provides support and advice to the Chairman and CEO, reinforcing the CEO’s reporting relationship and accountability to the Board.

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The Board believes it is important to retain flexibility to allocate the responsibilities of the positions of Chairman of the Board and Chief Executive Officer in a manner that it believes is in the best interests of the Company and its shareholders. The Board does not have a policy mandating that the Chief Executive Officer should or should not also serve as Chairman. Rather, the Board considers this issue as part of the CEO succession planning process, and the decision is based on its evaluation of current circumstances and the needs of the Company at the time it is considering candidates for the CEO role. Based on Mr. Armes’ significant knowledge of the Company, the Board has concluded that combining the roles of Chairman and Chief Executive Officer, along with the presence of a strong lead independent director, is in the best interests of the Company and its shareholders at this time to promote the pursuit of the Company’s business objectives and strategic growth plans.

Lead Independent Director Responsibilities

•   Provide leadership to the independent Board members

•   Provide support and advice to the Chairman and CEO

•   Preside over executive sessions of the independent Board members

•   Collaborate with the Chairman and CEO on Board meeting agendas

•   Oversee director recruiting

•   Coordinate the Board’s self-assessment processes

Board Committees

The Board maintains an Audit Committee, a Compensation & Talent Development Committee (“Compensation Committee”), and a N&CG Committee. Only independent directors are eligible to serve on these standing Board committees. Each committee is governed by a written charter, all of which are available on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance.”

The Board has determined that all members of all committees meet the independence standards of the SEC and NASDAQ, including the heightened independence requirements for certain committee members.

Audit Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: Robert Swartz Other Members: Terry Johnston Anne Motsenbocker J. Kent Sweezey 5 Meetings in Fiscal 2023

•  Engage the Company’s independent auditors and approve the scope of the annual external audit

•  Approve any audit and non-audit services provided by the independent auditor

•  Meet regularly with the independent auditors in executive session to discuss audit reports and auditor recommendations on a confidential basis

•  Oversee financial reporting processes, including the integrity of the Company’s financial statements and compliance with legal and regulatory requirements

•  Oversee internal controls matters, which includes information security and cybersecurity risk

•  Oversee the Company’s compliance program, including the Company’s Code of Business Conduct and Ethics

•  Oversee management’s administration of the Enterprise Risk Management program

The Board has determined that both Mr. Swartz and Ms. Motsenbocker qualify as an audit committee financial expert under SEC rules. The Board has also determined that all members of the Audit Committee are financially sophisticated within the meaning of NASDAQ’s corporate governance requirements.

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Nominating & Corporate Governance Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: Michael Gambrell Other Members: Bobby Griffin Terry Johnston Linda Livingstone Rob Swartz 4 Meetings in Fiscal 2023

•  Identify and recommend candidates for membership to the Board

•  Recommend to the Board candidates for Chairman of the Board and Chief Executive Officer

•  Manage risks associated with Board independence and potential conflicts of interest

•  Establish corporate governance principles and policies, including overseeing the Company’s Corporate Governance Guidelines

•  Oversee the Company’s ESG program and related initiatives

•  Oversee the Board and committee self-evaluation process

Compensation & Talent Development Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: J. Kent Sweezey Other Members: Michael Gambrell Bobby Griffin Linda Livingstone Anne Motsenbocker 5 Meetings in Fiscal 2023

•  Establish executive compensation for the Company’s officers, including compensation philosophy

•  Oversee risk management related to the Company’s executive compensation programs

•  Administer the Company’s equity and incentive compensation plan

•  Review management succession plans and talent development

•  Oversee the Company’s Diversity & Inclusion program and related initiatives

•  Recommend changes in director compensation to the Board

The Board has a responsibility to oversee the Chief Executive Officer and other members of senior management in the competent and ethical operation of the Company and to ensure that our shareholders’ best interests are being served. To meet this responsibility, the Board has established Corporate Governance Guidelines designed to promote effective oversight of the Company’s business affairs. The Board monitors and updates these Guidelines periodically as it deems appropriate.

As discussed in this section of the proxy, the Guidelines cover a range of matters, including:

•	the director selection process;
•	the composition of the Board and its committees;
•	the review and evaluation of the Chief Executive Officer;
•	succession planning and management development;
•	director compensation;
•	the review of individual directors and the Board’s performance; and
•	independence requirements and age limits and other restrictions for directors.

The Corporate Governance Guidelines are available on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption.

Director Engagement

Director Attendance at Meetings

Board members are expected to devote the time necessary to appropriately discharge their responsibilities and to rigorously prepare for and, to the extent possible, attend and participate in all Board meetings and meetings of Board committees on which they serve. Executive sessions of non-employee directors are normally held at each regular Board meeting. Any non-employee director may request that additional executive sessions be scheduled. In fiscal 2023, the Board held six meetings, and each director attended 100% of the meetings of the Board and the committees on which he or she served during the period for which he or she was a director.

The Company encourages all directors to attend the annual meeting of shareholders, though we do not have a specific policy with respect to director attendance. All of the Company’s current directors attended the 2022 annual meeting of shareholders.

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Director Education and Orientation Program

The company provides an orientation program and continuing education process for Board members to enable them to better understand our Company and to remain current on developments related to their Board and committee service. Educational opportunities include, seminars, management and third party expert presentations, meetings with key management, and visits to Company facilities.

New Board Member Orientation	When a new director joins the Board, the Company provides an interactive, customized orientation and onboarding program. After completing the program, new directors should understand the Company’s strategy, reportable segments and product brands, organizational structure, leadership team, and Company resources available to them to help them be successful in their new role. This helps new directors quickly engage with other Board members and executive leadership and best fulfil their responsibilities and fiduciary duties as directors.
Continuing Education	The Company provides regular updates on continuing education opportunities and will reimburse Board members for the cost of any programs attended.
Outside of the Boardroom	Throughout Board members’ service, our directors have discussions with each other and key leaders of the Company outside of regularly scheduled Board and committee meetings to foster a deeper understanding of the Company’s business and build relationships through sharing of perspectives and ideas.

Board Self-Evaluation

Our Board has conducted an annual self-evaluation since CSWI became an independent public company. The self-evaluation is designed to assess whether the Board and its committees are functioning effectively. Individual Board committees also conduct annual self-evaluations for the same purpose. These evaluations focus on the performance of the Board or the committee, as applicable, as a unit, rather than the performance of any individual director. The N&CG Committee oversees our annual self-evaluation process, which is illustrated below. The Board believes this annual self-evaluation process supports its effectiveness and continuous improvement.

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Board Oversight of Risk Management

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces. These enterprise risks are formally assessed annually by management as part of the Company’s robust Enterprise Risk Management program. At least annually, the Board—both as a whole and through its committees—oversees the Company’s risk profile and management’s policies and processes for assessing and managing risk. Responsibilities for risk management are allocated generally as set forth below.

Board of Directors

The Board directly oversees risk management relating to strategic planning and relating to capital structure and liquidity, operational risk, and information security and cybersecurity risk.

Nominating & Corporate Governance	Compensation & Talent Development	Audit
Oversees risk management relating to director independence and corporate governance, as well as risk related to the Company’s Environmental, Social and Governance program.	Oversees risk management relating to executive compensation, talent management, organizational design and leadership succession planning.	Oversees risk management relating to financial reporting and public disclosure and legal and regulatory compliance, and reviews and discusses the process by which the Board and its committees oversee senior management’s Enterprise Risk Management program.

The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

Our Enterprise Risk Management (“ERM”) program, which is overseen by our Audit Committee, supports our risk management and strategic planning efforts. Since our inception, our ERM program has begun with an annual risk assessment survey. Near the end of each calendar year, approximately 30 key leaders across our organization receive a focused questionnaire that they use to provide feedback on a universe of nearly 50 enterprise risks covering six distinct risk categories: Strategic; Financial; Legal & Compliance; Operational; IT & Systems; and Talent Management. The following graphic illustrates this process:

Enterprise Risk Assessment

•  Each risk is evaluated for likelihood, impact, and control effectiveness, and risk tolerance data is collected

•  Prioritized risks listing assembled using analyzed respondent data

•  “Dashboards” developed for each prioritized risk, identifying risk owner, key risk indicators, and risk prevention and mitigation actions

•  The Company’s “risk culture” is evaluated for continual improvement

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SPOTLIGHT ON CYBERSECURITY

Cybersecurity is a critical component of the Company’s Enterprise Risk Management program. The Company has established an information security framework to help safeguard the confidentiality, integrity, and access of its information assets and to ensure regulatory, contractual, and operational compliance. The Board oversees cybersecurity risk, and the Audit Committee oversees information security compliance as part of its broader compliance oversight mandate. Together they ensure that the Board has a comprehensive view of the Company’s cybersecurity risk profile and framework.

The Board receives cybersecurity updates from senior management, including our head of Information Technology, at least twice per year, and the Audit Committee receives quarterly reports on any notable incidents or control issues that may have occurred during the quarter. The Company has experienced, and expects to continue experiencing, cyber threats and incidents; however, to date, no incidents have been material to the Company, and expenses incurred in response to incidents have been immaterial in any given fiscal year.

Corporate Sustainability, Culture & Compliance

Environmental, Social and Governance Matters

CSWI’s Environmental, Social, and Governance (ESG) strategy is based on our belief that long-term shareholder value, sustainable growth, and social responsibility are interrelated. Corporate responsibility lies at the heart of our culture and speaks directly to our ACT. RISE. core values: Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence. Driven by our executive leadership team, sustainability influences how we operate our business, take care of our people, and serve our customers. Our ESG initiatives are aligned with and inform the long-term strategies of our operating companies and corporate center. Additionally, ESG-related enterprise risks and opportunities are identified and addressed through our strategic processes, helping further align our initiatives and strategy.	Corporate Sustainability lies at the heart of our culture and speaks directly to our ACT. RISE. core values

Our Board’s proactive engagement and oversight on ESG matters is demonstrated in the following ways:

•	Our N&CG Committee has primary oversight responsibility for our ESG program.
•	Our Board and its committees engage at least quarterly with our executive team members having responsibility to present and discuss various ESG topics. In the past year, management has presented to the Board and its committees on initiatives such as business continuity, environmental compliance, employee health and safety, gender pay equity, diversity and inclusion, and employee welfare programs.
•	Our Audit Committee and Board have direct engagement with ESG risk areas through our robust ERM program.

Commitment to Environmental Stewardship

We are committed to being good stewards of the environment. We demonstrate our commitment by actively working to reduce the environmental impact of our operations and by providing environmentally responsible products and services to our customers. Our products help our customers protect and reduce emissions from industrial systems and mission-critical equipment; improve the energy efficiency and resource consumption of HVAC/R, plumbing, and electrical systems; and make commercial and residential buildings safer for occupants and their surrounding communities. Additionally, certain manufacturing facilities within our operating companies are ISO 14001 certified.

In the last year, our environment-focused initiatives have included:

•	Reducing overall energy consumption as a percentage of sales and increasing the amount of consumed electricity that is generated from renewable sources, such as solar and wind
•	Reducing solid, liquid and air discharges, including continuing and increasing our efforts to improve air quality by reducing VOC emissions
•	Reducing the amount of scrap and non-recyclable waste generated by our operations by increasing the use of rework and recycled metal and materials
•	Increasing ISO 14001 certification at manufacturing facilities
•	Expanding LEED certifications for product categories
•	Increasing usage of CSWI-produced environmentally-friendly lubricants in manufactured mechanical products
•	Increasing usage of environmentally-friendly cleaners and chemicals in manufacturing processes
•	Reducing hazardous waste generation as a percentage of finished goods

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As we look forward, we are in the process of making the environmental initiatives of our operating companies more coordinated and standardized. This will help us provide more disclosure about these initiatives and align such disclosures with the SASB Industrial Machinery and Goods and Chemicals Reporting Standards.

Commitment to Our Employees and Communities

At CSWI, how we succeed matters. We live out our commitment to doing the right things the right way by first taking care of the health, safety, and wellbeing of our employees—our most valuable asset. We view this duty holistically and address it on multiple fronts, including through competitive total rewards compensation; comprehensive benefits and retirement plans, including employer-funded healthcare coverage and defined contribution benefit plans with profit sharing; health and safety training and programs; and training and development, including job skills and compliance training, leadership training, and advancement opportunities.

In fiscal 2023, we demonstrated our commitment to our employees in numerous ways, including:

•	Continued to promote equal employment opportunities in all our operations, which begins with employee recruiting process and continues through our employees’ relationship with the Company.
•	Continued to provide Company-subsidized medical, dental, vision, life, short-term and long-term disability insurance plans, as well as paid supplemental life and accident insurance plans.
•	Assessed employee engagement through targeted surveys, providing feedback on subjects including safety, communications, diversity and inclusion, performance management, development opportunities, respect and recognition and management support, with 79% of our employees participating in our fiscal 2023 survey conducted through Great Place to Work®. In January 2023, we received the Great Place to Work® CertificationTM.
•	Continued to provide developmental opportunities to help our employees build the skills necessary to reach their career goals, including on-the-job training, online learning, professional memberships, and leadership and management training.
•	Achieved a Company-wide voluntary retention rate of 83%, well in excess of manufacturing industry averages.
•	Held our third annual Safety Awareness Month with supplemental training.

Demonstrating our commitment to creating and maintaining a safe, healthy working environment, we delivered a Total Recordable Incident Rate (“TRIR”) of 1.9 at the end of calendar 2022, a slight increase over the prior calendar year as it included the TRIR performance of recently-acquired companies. Through the first three months of calendar 2023 (the end of our fiscal year), we improved our TRIR to 1.0, demonstrating our consistent, sharp focus on safety performance and improving the safety performance of acquired companies.

In fiscal 2023, we maintained our comprehensive and competitive retirement and benefit programs. Since our inception, we have provided a 100% match of employee contributions to our 401(k) plan up to 6% of compensation, as well as an additional 7% to 11% of eligible compensation each year through profit sharing benefit programs, including our Employee Stock Ownership Plan, which strongly aligns our employees’ interests with those of our shareholders. This equates to 13% to 17% of each employee’s annual eligible compensation that we invest to help provide them a safe, secure, and dignified retirement.

Commitment to Sound Governance Practices

Sound governance practices are foundational to any high performing organization. We believe the principles and policies described throughout this proxy statement clearly demonstrate our commitment to thoughtful, value-focused governance that helps us effectively manage our enterprise risks and ultimately preserve and create shareholder value.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: Robert Swartz, Lead Independent Director, c/o CSW Industrials’ Corporate Secretary, CSW Industrials, Inc., 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. All such communications will be delivered to our lead independent director.

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Other Governance Policies and Practices

Integrity and Ethics

Our ACT. RISE. core values form the foundation for our decentralized, entrepreneurial culture, and our Code of Business Conduct represents our shared commitment to living out these core values with the highest level of ethical conduct. All our employees across the globe, including our executive officers, are required to abide by our Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct covers many topics, including conflicts of interest, anticorruption, financial reporting, confidentiality, insider trading, antitrust and competition law, cybersecurity and information security, appropriate use of social media, and respect in the workplace. All employees receive on-line and in-person training on all topics addressed in our Code of Business Conduct every year, and they are required to certify that they will comply with the Code.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. Through our Ethics Hotline, the Audit Committee has adopted procedures to receive and address complaints related to accounting policy, internal controls, auditing matters or fraud, and to enable the confidential and anonymous submission by employees or others of concerns relating to questionable accounting or auditing matters. Information on how to submit any such communications through our Ethics Hotline is on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption, and also is available through cswindustrials.ethicspoint.com. Our Senior Vice President and General Counsel, who serves as our chief compliance officer, reports directly to the Audit Committee on compliance matters, and periodically updates the Audit Committee on compliance with the Company’s Code of Business Conduct, including the overall effectiveness of the Company’s compliance program.

Our integrity and compliance program also includes, among other elements, a Supplier Code of Business Conduct that extends to our operating companies’ global supply chains. The Supplier Code of Business Conduct reinforces our expectation that suppliers will live up to our high standards of integrity and compliance, including our policies regarding Conflict Minerals, Human Rights, and Environmental, Health and Safety. Suppliers are monitored according to these standards, and if found to be deficient, are issued a corrective action plan or are replaced.

Certain Relationships and Related Transactions

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the N&CG Committee reviews transactions subject to the policy and determines whether to approve or ratify those transactions. In doing so, the N&CG Committee takes into account, among other factors it deems appropriate, whether a transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the N&CG Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full N&CG Committee for its review in connection with each regularly scheduled N&CG Committee meeting.

The N&CG Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in NASDAQ’s listing standards and the Company’s director independence standards; and
•	charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The N&CG Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in fiscal 2023.

Age and Term Limits

Our Corporate Governance Guidelines provide that no individual may be nominated to stand for election or re-election to the Board if they would reach the age of 73 before the date of election. We do not have term limits, as our Board believes such limits work against retaining the valued contributions of directors who have developed increasing insight into the Company and its operations over time.

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Limits on Other Board Service

Board members are expected to ensure that their other commitments do not materially interfere with their service as a director. To that end, our Corporate Governance Guidelines require that directors may not serve on more than three other public company boards. Additionally, directors must advise the Chairman of the Board and the Chair of the N&CG Committee before accepting an invitation to serve on the board of directors or similar body of another company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, the members of the Compensation Committee included Mr. Sweezey (current Chair), Mr. Gambrell, Mr. Griffin, Dr. Livingstone (former Chair), Ms. Motsenbocker, and former director Debra von Storch (retired August 2022). None of the current or former members of the Compensation Committee were formerly an officer of the Company or were at any time during fiscal 2023 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Board of Directors Compensation

2023 Director Compensation Elements

The following table shows the fiscal 2023 non-employee director compensation elements, which were unchanged from fiscal 2022:

Director Fee Element	Fees ($)
Annual Cash Retainer	75,000
Equity Compensation (annual target value)	100,000
Lead Independent Director Retainer (annual)	25,000
Audit Committee Chair Retainer (annual)	20,000
Compensation Committee Chair Retainer (annual)	15,000
N&CG Committee Chair Retainer (annual)	10,000
Non-Chair Committee Member Retainer (annual)	5,000

The equity portion of non-employee director compensation is provided in the form of restricted stock of the Company having a target value of $100,000 on the date of grant. This equity grant value was established in fiscal 2022 and was based on competitive benchmarking and market analysis in consultation with NFP. The Company typically makes annual non-employee director equity grants upon the directors’ reelection each year (grant values are prorated if a director joins the Board mid-year). The restricted stock, which fully vests on the earliest of one year from the date of grant, the termination of the director’s service due to death or disability, or a change in control, has full voting rights and is eligible to receive dividends (if any) from the date of grant.

Directors are also eligible to receive special additional compensation when performing services that are determined by the Board to be well above and beyond the normal director service requirements. The Board has not set a compensatory rate for these services, and no fees were paid for this purpose in fiscal 2023.

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2023 Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended March 31, 2023. Compensation information for Mr. Armes is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Armes did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)(2)	Total ($)
Michael Gambrell	90,000	100,107		190,107
Bobby Griffin	85,000	100,107		185,107
Terry Johnston	85,000	100,107		185,107
Linda Livingstone	85,000	100,107		185,107
Anne Motsenbocker(3)	61,209	100,107		161,316
Robert Swartz	120,802	100,107		220,909
Kent Sweezey	95,000	100,107		195,107
Debra von Storch (former director)(4)	44,293	–		44,293

(1)	Eligible non-employee directors received an annual equity grant of 783 shares of restricted stock on August 30, 2023. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation — Stock Compensation,” and are calculated using a price per share of $127.85, the closing market price of the Company’s common stock as quoted by NASDAQ on the date of grant. Equity grant valuations are discussed in Note 5 to the Company’s audited consolidated financial statements for the year ended March 31, 2023, in the Annual Report on Form 10-K filed with the SEC on May 25, 2023.
(2)	The current non-employee directors each had 783 shares of restricted stock outstanding at March 31, 2023. The non-employee directors did not have any stock option awards outstanding at March 31, 2023.
(3)	Ms. Motsenbocker joined the Board in June 2022. Cash fees were prorated based on her term of service.
(4)	Ms. von Storch retired from the Board in August 2022; compensation amounts shown are through the date of retirement.

Stock Ownership Guidelines

Under the Company’s Common Stock Ownership and Retention Guidelines, all non-employee directors are expected to own shares of Company common stock with a value equal to at least five times the annual cash retainer (currently equal to $375,000) by their fifth anniversary of Board service. As of March 31, 2023, all non-employee directors were in compliance with Company ownership guidelines.

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Executive Officers

The following sets forth information about the Company’s executive officers. Information for Mr. Armes, who is both Chairman of the Board and an executive officer of the Company, is presented above under “—Board of Directors Nominees—Nominee Biographies.”

Name	Age	Year Joined CSWI	Position With the Company	In Position Since
Joseph B. Armes	61	2015	Chairman, CEO & President	2015
James E. Perry	52	2020	Executive VP, CFO	2020
Donal J. Sullivan	60	2015	Executive VP & GM, Contractor Solutions	2020
Luke E. Alverson	45	2016	Senior VP, General Counsel and Secretary	2016
Danielle R. Garde	52	2022	Senior VP, Chief People Officer	2022

James E. Perry has served as Executive Vice President and Chief Financial Officer since June 2020. From 2004 through May 2020, Mr. Perry served in senior financial leadership roles with Trinity Industries, a publicly held, diversified industrial company, including serving as Chief Financial Officer from May 2010 to February 2019. From 2001 to 2004, Mr. Perry served in senior financial leadership roles at RMH Teleservices, a telemarketing and customer service company, including serving as Chief Financial Officer. Mr. Perry began his career at JP Morgan Chase & Co. in the investment banking division, and he also served in a consulting group within Ernst & Young LLP.

Donal J. Sullivan has served as Executive Vice President & General Manager, Contractor Solutions since May 2020, and previously served as Senior Vice President & General Manager, Industrial Products from January 2016, and was appointed as an executive officer of the Company in March 2019. From May 2015 to January 2016, Mr. Sullivan was the Chief Operating Officer for RectorSeal, one of the Company’s operating subsidiaries. From October 2010 to April 2015, he served as Division President of Goodman Global, a member of the Daikin Group, a leading global HVAC manufacturer. Prior to 2005, Mr. Sullivan held a variety of management positions at Carrier Corporation, a leading heating, air-conditioning and refrigeration solutions company, including sales, product management and general management.

Luke E. Alverson has served as Senior Vice President, General Counsel and Secretary since February 2016. From May 2008 to February 2016, he held roles of increasing responsibility with Flowserve Corporation, a leading global manufacturer of fluid motion control products and provider of related services, serving most recently as Vice President, Corporate Legal Services and Assistant Secretary. Prior to 2008, Mr. Alverson was associated with the law firms of Vinson & Elkins, LLP in Dallas, Texas, and Hallett & Perrin, P.C., in Dallas, Texas.

Danielle R. Garde has served as Senior Vice President and Chief People Officer since October 2022. From June 2020 to October 2022, she was the Chief Human Resources Officer at Play Power, Inc., a privately-held producer of recreation equipment. From March 2014 to February 2020, Ms. Garde held roles of increasing responsibility with KidKraft, Inc., a privately-held producer of children’s toys and furniture, last serving as Vice President, Human Resources. Prior to this, from 2007 to 2014, she served in several senior leadership roles at Danone North America, a food and beverage company, last serving as Senior Director, North America Operations. Additionally, she developed deep human resources acumen between 1993 and 2007 in numerous organizational development roles at J.P. Morgan, Unilever Cosmetics International, American Express, and Deloitte.

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Proposal Two:
 Advisory Vote on Executive Compensation

The Board is providing shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers. We currently hold annual “Say on Pay” votes.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or the Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it change any decisions the Board has made. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of this advisory vote when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of aligning the long-term interests of our executives with those of our shareholders, rewarding current performance, driving future performance, and attracting and retaining key leaders. Shareholders are encouraged to read the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement, including the “Executive Summary.” In the CD&A, we describe our compensation programs, including the underlying philosophy and strategy, the individual elements of compensation, and how our compensation plans are administered. We also describe how the Compensation Committee continues to evolve our executive compensation program based on shareholder feedback.

We believe shareholders should consider the following information when voting on this proposal:

•	Shareholder Responsiveness. The Board and the Compensation Committee took the results of the 2022 Say on Pay vote seriously, and we engaged extensively with shareholders to solicit feedback on our executive compensation program. The Board and the Compensation Committee took those voting results into account and responded directly to shareholder feedback in establishing the Company’s compensation practices for fiscal 2023. For additional information, see “The 2022 Say on Pay Vote and Shareholder Engagement” within the CD&A on page 34.
•	Annual Incentive Plan Performance. Concerning our Annual Incentive Plan, consolidated EBITDA performance increased 30.6% over fiscal 2022 and resulted in a payout of 126.5% of target for that metric, and operating cash flow performance increased 66.5% over fiscal 2022 and resulted in a payout of 74.0% of target for that metric. Combined, this resulted in a weighted average financial performance metric payout of 116.0% of target for the consolidated CSWI financial metrics.
•	At Risk Pay. On average, the Named Executive Officers had 74.1% (or 82.0% in the case of the CEO) of their target pay “at risk,” or dependent upon both Company and individual performance.
•	Benchmarking. Compensation program elements and Named Executive Officer compensation amounts are benchmarked against practices among the broader market and a thoughtfully selected group of peer industrial companies. Individual compensation levels are benchmarked using 50% of market median as a reference point.
•	Performance Matrix Maximums. Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for financial and individual performance, and the performance share award payouts are capped at 200% of target. These caps moderate total compensation amounts and reduce the incentive to engage in unnecessarily risky behavior.
•	Threshold Performance Requirements. The annual cash incentive award and the performance share award have threshold performance requirements, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.
•	Ownership Guidelines. Our officers are subject to stock ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our shareholders.
•	No Hedging or Pledging. Our officers are prohibited from pledging Company stock or engaging in transactions designed to hedge the value of the Company’s stock.
•	No Perquisites. The Company does not provide perquisites or special benefits to executive officers, other than those generally provided to all employees.

The Board believes the Company’s executive compensation program uses appropriate structures and sound pay practices promoting our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the CSW Industrials, Inc. shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the section of this Proxy Statement entitled ‘Executive Compensation.’”

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Required Vote and Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise or you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. However, our Compensation & Talent Development Committee considers the results of the vote in evaluating our executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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Executive Compensation

Compensation & Talent Development Committee Report

The Compensation Committee is currently made up of five independent directors: Kent Sweezey (Chair), Mike Gambrell, Bobby Griffin, Linda Livingstone, and Anne Motsenbocker.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2023.

Kent Sweezey, Chair

Michael Gambrell

Bobby Griffin

Linda Livingstone

Anne Motsenbocker

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Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) contains an overview and analysis of our executive compensation program and policies and the material compensation decisions our Compensation & Talent Development Committee (“Compensation Committee”) have made for the executive officers named in the “Summary Compensation Table” on page 57. We refer to this group of executive officers collectively as our Named Executive Officers (or “NEOs”). For fiscal 2023, our NEOs were:

Joseph B. Armes	Chairman, Chief Executive Officer (“CEO”) and President (principal executive officer)
James E. Perry	Executive Vice President and Chief Financial Officer (“CFO”) (principal financial officer)
Donal J. Sullivan	Executive Vice President and General Manager, Contractor Solutions
Luke E. Alverson	Senior Vice President, General Counsel & Secretary
Danielle R. Garde	Senior Vice President, Chief People Officer (beginning October 2022)

The 2022 Say on Pay Vote and Shareholder Engagement

The Company has a demonstrated track record of seeking and considering shareholder feedback in designing and implementing our executive compensation program, and our current program is a product of that interactive process. The Compensation Committee, along with the entire Board, takes the outcome of every Say on Pay vote seriously. The 2022 Say on Pay vote was no exception, where we received approximately 48% support for our annual Say on Pay proposal.

The Compensation Committee and the Board recognized that last year’s vote outcome indicated material shareholder concerns with executive compensation matters, and we have been highly focused on understanding and responding to our shareholders’ feedback reflected in the 2022 Say on Pay vote. As part of that process, the Company contacted 24 of our largest shareholders, representing approximately 70% of our outstanding shares, to seek their views on our executive pay programs and any governance or other matters they wished to

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discuss. As part of this process, the Company made multiple executives, including our CEO, available to discuss executive compensation matters with shareholders and answer questions regarding fiscal 2022 compensation actions. Feedback from these shareholder interactions was communicated to our Compensation Committee and our Board, and it was discussed with management as appropriate.

The feedback we received regarding the 2022 Say on Pay vote was highly informative and suggested that our shareholders are broadly supportive of our executive compensation program and do not have material concerns with our compensation program or its design. Rather, the outcome of the 2022 Say on Pay vote was based on unique compensation actions taken by the Compensation Committee in fiscal 2022. This conclusion is further supported by, and consistent with, the Company’s historical Say on Pay support levels, which exceeded 95% in each of 2019, 2020, and 2021.

The following table provides an overview of the feedback themes we received from shareholders expressed as underlying the 2022 Say on Pay vote, and the actions the Compensation Committee has taken in response.

What We Heard	How We Responded

Shareholders have been highly supportive of our CEO and ensuring his leadership of the Company continues in light of strong performance. However, certain shareholders expressed concerns about the size, structure, and/or rationale of the long-term, special equity grant made to Mr. Armes in fiscal 2022, which was focused on retention and succession planning.

Shareholders expressed a variety of views regarding Mr. Armes’ special equity grant:

•   Some shareholders supported the grant’s rationale and structural elements (in particular the majority performance-driven structure and retention-based focus), but opposed the size of the grant

•   Other shareholders did not object to the size of the grant, but opposed the grant’s rationale and/or structural elements

•   Some shareholders simply opposed special equity grants outside of the Long Term Incentive Program in any amount for any reason, as it can indicate that the program is not serving its intended purpose

The Compensation Committee acknowledged and appreciated shareholder feedback regarding Mr. Armes’ equity award and the sensitivity regarding special equity grants outside of our Long Term Incentive Program.

Responding to this feedback, the Compensation Committee fully adhered to our existing Long Term Incentive Program in fiscal 2023, and no special equity grants were made to any NEO.

The Compensation Committee confirms that it will not make any future special equity grants to Mr. Armes, and it has committed to not making future special equity grants to any other executive officer absent compelling and extraordinary circumstances, such as a new hire or promotion.

Additionally, if a special equity grant is considered in the future under appropriate circumstances, it will include pre-set performance criteria aligned with shareholder value creation, such as those that currently exist within our Performance Share awards.

Separate from the special equity grant made in fiscal 2022, shareholders are highly supportive of our executive compensation program, including our compensation objectives, program principles, target compensation elements, and pay practices.

The Compensation Committee has maintained and continues to adhere to the philosophy, objectives, principles, and foundational compensation elements of our executive compensation program.

In fiscal 2023, annual target compensation elements and amounts for NEOs were evaluated and adjusted by the Compensation Committee in a manner wholly consistent with our compensation objectives and principles.

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Executive Summary

Fiscal 2023 Financial Results and Other Achievements

Our stated approach to seeking long-term sustainable growth in shareholder value continued to drive record results in growth and profitability. In fiscal 2023, we continued to build upon the performance momentum of our last several years and ultimately delivered record revenue, operating income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and earnings per share. It also marked our sixth consecutive year of year-over-year increases in revenue and EBITDA. These outstanding accomplishments are attributable to our diversified business model, disciplined capital allocation, and commitment to operational excellence, which drove impressive operating leverage.

The following highlights our consolidated financial results achieved in fiscal 2023 (comparisons to fiscal 2022).

Revenues	EBITDA*	EPS	Operating Cash Flow
$757.9m	$174.1m	$6.20	$121.5m
+21.0%	+30.6%	+41.2%	+75.8%
*	Reconciliation to GAAP amounts appear on Exhibit A.

Compensation Objectives

The Compensation Committee has designed our executive compensation program for one purpose: to support and enable execution of CSWI’s growth strategy. To accomplish this purpose, we have adopted the following key executive compensation objectives:

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Overview of the Executive Compensation Program

We utilize the following compensation elements to achieve each of our key executive compensation objectives:

Pay Element	Form		Compensation Objective Addressed	Description & Rationale
Base Salary	Cash		Reward Current Performance	Fixed cash compensation aligned with responsibilities of the position and market benchmarks
Attract and Retain
Annual Incentive	Performance Cash Opportunity		Shareholder Alignment	Annual cash incentive tied to achievement of short-term performance metrics aligned with the Company’s strategy. Payout ranges from 0% to 200% of target.
Reward Current Performance
Attract and Retain
Long-Term Equity Incentive	Performance Shares	target grant value	Shareholder Alignment

Cliff vest at end of a three-year period at 0% to 200% of award value based on TSR performance against the Russell 2000 Index

No voting rights and not eligible to receive dividends (if any) until vesting

Drive Future Performance
Attract and Retain
	Restricted Stock	target grant value	Shareholder Alignment	Vests ratably over a three-year period Has voting rights and is eligible to receive dividends (if any) from date of grant
Drive Future Performance
Attract and Retain
Other	Health, Welfare and Retirement Programs		Attract and Retain

Executives participate in the same benefit programs as other employees, including:

•

Employee Stock Ownership Plan, through which approximately 4% of our Company is owned by our employees, aligning our collective interests

•

Qualified 401(k) Plan

	Severance Benefits		Shareholder Alignment	Standardized benefits in the event of termination without cause by the Company or for good reason by the executive
Attract and Retain
	Change-in-Control Benefits		Shareholder Alignment	Standardized “double trigger” severance benefits for executive officers in the event of termination following a change in control
Attract and Retain
	Other Benefits			No perquisites offered, other than those generally provided to all employees

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As discussed in further detail below, one of our compensation program principles states that a majority of an executive’s total compensation should be performance-based and “at risk,” or dependent upon the Company’s and the individual’s performance, As shown below, for fiscal 2023, our CEO had 82.0% of his target pay “at risk,” and our other NEOs had on average 68.1% of their target pay “at risk.”

CEO Compensation Mix	Other NEO Compensation Mix

Pay for Performance Alignment

The following charts illustrate the relationship between our Company performance and CEO pay.

REVENUE
(in millions)

2023
$757.9
2022
$626.4
2021
$419.2

EBITDA
(in millions)

2023
$174.1
2022
$133.3
2021
$91.3

OPERATING CASH FLOW
(in millions)

2023
$121.5
2022
$69.1
2021
$66.2

TOTAL SHAREHOLDER RETURN
%

180
150
120
90
60
30
0
2020
2021
2022
2023
114.2%
74.5%
56.3%
CSWI
Russell 2000
Custom Peer Group

CEO TOTAL COMPENSATION

$4.5M
$3.4m
$2.3M
$1.2M
0
$3.6M
$3.8M*
$4.2M
2021
2022
2023
All Other
Stock Awards
Annual Incentive
Base Salary

*	2022 CEO Total Compensation figure excludes the fiscal 2022 impact of the one-time special equity grant, which was not part of Mr. Armes’ annual target compensation.

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As discussed in more detail under “—Executive Compensation Program—Annual Incentive Program,” our Annual Incentive Program (“AIP”) allows our NEOs, as well as other Company employees, to receive a cash incentive payment based upon achievement of pre-established financial and individual goals. Based on our fiscal 2023 results, the Company achieved 105.2% of our aggregate semi-annual EBITDA goals and achieved 86.6% of our aggregate semi-annual Operating Cash Flow goals.

As discussed in more detail under “—Executive Compensation Program—Long Term Incentives,” our NEOs, as well as other Company employees, are eligible to receive equity awards under our Long Term Incentive Program (“LTIP”) that include performance shares, which vest based upon the Company’s financial performance against pre-established goals. For the April 1, 2020 to March 31, 2023 performance period, our NEOs at the time received performance shares that vested based on the Company’s TSR compared to the TSRs of the Russell 2000 Index’s members. When measured as prescribed in our performance share awards, the Company achieved a TSR of 111.2% for this performance period, which ranked 475th among the 1,917 members of the Russell 2000 Index, or the 75.2nd percentile, which vested these performance shares at 176.1% of target as shown in the chart below. This result is consistent with our emphasis on long-term shareholder value creation and the achievement of benchmarked performance goals, which are described in more detail throughout this CD&A.

outstanding Performance Share Awards tracker

Executive Compensation Program Changes for Fiscal 2023

The Compensation Committee is committed to continuously evaluating our executive compensation program, with a focus on the best interests of our shareholders and the Company and sound compensation practices, consistent with our compensation program purpose and objectives. The Compensation Committee evaluated all elements of our compensation program for fiscal 2023, in consultation with management and NFP Consulting, the Compensation Committee’s independent compensation consultant (“NFP”). As a result of this evaluation, the Compensation Committee updated elements of the AIP and took actions responsive to market competitive compensation.

Annual Incentive Plan Updates

Performance Metrics. For fiscal 2023, the Compensation Committee transitioned the AIP’s primary financial metric from operating income to EBITDA. This update is applicable for all executives at the corporate and business unit levels, and the weighting of the metric within the AIP remained the same. The rationale for this transition was to support our primary compensation objective - “Align Long Term Executive and Shareholder Interests”. EBITDA is the primary metric the Company uses to communicate its financial objectives and performance with the investing public, and the Compensation Committee, with the support of NFP and the executive team, believes that utilizing EBITDA as the primary financial metric better aligns management’s financial performance goals with the interests of our shareholders. Additionally, EBITDA is a commonly used financial metric within annual incentive programs among members of the Company’s compensation peer group and across the broader market.

Target Setting for Performance Metrics. At the beginning of fiscal 2021, the Company utilized a quarterly target-setting process for the AIP’s financial metrics on a temporary basis as the Company

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and our served end markets adapted to the COVID-19 pandemic. In fiscal 2022, the Company transitioned to a semi-annual financial target-setting process for the AIP, which the Compensation Committee believed was appropriate and supported by then-present uncertainty and volatility within our served end markets and overall business environment. This was further supported by the added operational and financial complexity resulting from the TRUaire acquisition and integration activities, as well as the formation of the Shell & Whitmore Reliability Solutions joint venture.

The Compensation Committee again utilized a semi-annual target-setting process for AIP performance metrics in fiscal 2023. The Compensation Committee, with the support of NFP and management, believed this approach remained appropriate based on continued uncertainty in overall business conditions, particularly in light of the unprecedented inflationary environment and significant volatility in actual and forecasted input costs, including freight.

Our AIP target-setting processes used in fiscal 2021 and 2022 demonstrated that utilizing more frequent target setting intervals has a limiting effect on AIP payouts. It mitigates the risk of inflated payouts resulting from targets being set too conservatively in the face of significant uncertainty. It also makes achieving “maximum” payout levels for the full year more difficult, as “maximum” performance must be achieved over more than one measurement period. As the Compensation Committee did over the last two years, it continued to adhere to our compensation objectives and principles in fiscal 2023, including ensuring that performance targets for all financial metrics used in our AIP are set at objective, challenging levels that require significant effort and achievement by our NEOs for a target payout to occur.

Market-Competitive Pay

The Compensation Committee annually reviews relevant market compensation survey data to evaluate and benchmark our compensation program’s market competitiveness, consistent with our compensation program objectives and principles. This specifically furthers our “Attract and Retain Key Leaders” objective and enables the achievement of our other objectives. The Compensation Committee uses data provided by NFP to benchmark all elements of our NEOs’ compensation. These compensation levels are set using the 50th percentile of benchmarked compensation data as a reference point, which helps ensure compensation levels are market competitive.

The fiscal 2023 evaluation revealed a considerable negative deviation between benchmarked market data and our NEO’s compensation levels. This primarily affected base salaries (where our NEOs were on average below the 25th percentile of market data) and long-term incentive opportunities. This deviation occurred primarily due to changes in practices among peer companies and within the markets in which we compete for executive talent, but it was also affected by the Company’s significant growth over the last two years.

With NFP’s assistance and consistent with each NEO’s performance, the Compensation Committee began making larger, market-based adjustments to base salaries and other compensation elements, as appropriate, to bring NEO target compensation levels into better alignment with market benchmarks and our compensation objectives. This incremental approach will continue into fiscal 2024 as needed, which the Compensation Committee believes will appropriately mitigate compensation program risk and ensure our compensation structure remains performance-focused at market competitive levels.

Executive Compensation Practices

In support of our compensation program objectives, the Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The below table summarizes these practices.

What We Do
Promote a strong pay for performance plan design
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry
Maintain meaningful stock ownership guidelines for our directors and executive officers
Have double trigger requirements on cash payments following a change in control
Conduct an annual compensation risk review
Provide reasonable and standardized benefits upon severance or change in control
Engage an independent compensation consultant
Maintain an incentive compensation “clawback” policy
What We Don’t Do
No hedging, pledging, or short sales of stock permitted
No change in control excise tax gross-ups
No option repricing without shareholder approval
No perquisites offered, other than those generally provided to all employees
No dividends paid and no voting rights on unvested performance-based equity awards
No duplication of metrics in annual and long-term incentive plans
No supplemental executive retirement plans

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The Compensation Decision Making Process

How Compensation Decisions Are Made For Our NEOs

August - February		March - May		May
NFP and management advise Compensation Committee regarding compensation program principles and elements	Compensation Committee approves compensation program principles and elements	Compensation Committee and the Board evaluate CEO performance, and CEO evaluates other NEOs’ performance	NFP advises Compensation Committee regarding NEO compensation levels relative to market benchmarks	Compensation Committee approves NEO total target compensation and establishes incentive plan elements

Roles and Responsibilities

Compensation Committee	CEO and Management	NFP

•   Oversees the Company’s compensation and benefit programs, including the AIP and LTIP

•   Administers the executive compensation program

•   Evaluates NEO performance and sets target compensation levels for all NEOs

•   Approves incentive plan performance metrics and targets

•   Oversees the assessment of compensation program risks

•   Oversees management’s leadership development and succession planning programs

•   Engages the independent compensation consultant

•   Oversees stock ownership guidelines and clawback policy

•   Recommends changes in Board member compensation for Board approval

•   Composed entirely of independent, non-employee Board members, per NASDAQ requirements

•   CEO evaluates other NEO performance and makes recommendations to the Compensation Committee on compensation levels in light of performance and market benchmarks

•   Other members of the executive team, as appropriate, advise the Compensation Committee on compensation program elements, market practices, and compliance matters

•   No member of management participates in discussions concerning his or her compensation

•   Engaged by, and reports to, the Compensation Committee

•   Assists and advises the Compensation Committee on aspects of compensation program objectives, principles and design

•   Advises the Compensation Committee on selection of competitive market benchmarking data, including the Compensation Peer Group

•   Analyzes competitive market data in the context of the Company’s program and provides recommendations to the Compensation Committee

•   Provides compensation program risk assessment

•   Provides no services to the Company

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Reviewing Executive Compensation Program Effectiveness

As shown above, the Compensation Committee annually conducts a comprehensive review of all components of our executive compensation program. This review is facilitated by management with the assistance of NFP and is influenced by feedback from our shareholders. The Compensation Committee continually evaluates whether our executive compensation program is aligned with and supports the Company’s strategic objectives, and it considers evolving market practices in the general industry, external regulatory requirements, shareholder feedback, the competitive market for executives, and our compensation program objectives and principles. In conducting its review, the Compensation Committee assesses all information related to each executive officer’s compensation, including base salary, target short term and long term incentives, and retirement, health and welfare benefits.

Market Competitiveness and External Benchmarking

The Compensation Committee regularly reviews relevant market compensation survey data to evaluate the market competitiveness of our executive compensation program. This specifically furthers our “Attract and Retain Key Leaders” compensation program objective and enables the achievement of our other objectives. The Compensation Committee uses survey data provided by NFP, which consists of compensation data for comparable executive positions within a group of peer companies (the “Compensation Peer Group”). The data also includes data from comparably-sized companies within the broader market, as candidates for executive roles, as well as market opportunities for our current executives, are not limited to companies in our industry sectors.

The process for selecting the members of the Compensation Peer Group is shown below.

Initial Criteria	Financial Metric Filter	Final List Produced

•   Industrial equipment, building products, and reliability products industry classifications

•   Publicly-traded on a U.S. exchange

•   U.S.-based with international presence; diversified products

•   Similar executive leadership positions

•   Well-designed executive compensation program

•   Revenues = 0.5x-3.0x of CSWI

•   EBITDA = 0.5x-3.0x of CSWI

•   Market Cap = 0.5x-3.0x of CSWI

•   Enterprise Value = 0.5x-3.0x of CSWI

•   Assets = 0.5x-3.0x of CSWI

•   Comparable gross margin and operating margin profiles

Finalized Compensation Peer Group is shown below

The Compensation Peer Group used to evaluate executive compensation in fiscal 2023 is as follows:

AAON, Inc. Armstrong World Industries, Inc. Barnes Group Inc. Columbus McKinnon Corp. EnPro Industries, Inc.* ESCO Technologies Inc. Franklin Electric Co., Inc. GCP Applied Tech. Inc.	Gibraltar Industries, Inc. Helios Technologies, Inc.* Innospec Inc. Livent Corporation Mueller Water Products, Inc. PGT Innovations, Inc. SPX Corporation* Standex International Corp.
*	New for fiscal 2023

Compared to fiscal 2022, only incremental updates were made to the Compensation Peer Group. One company, Quaker Houghton (formerly Quaker Chemical Corp.), was removed due its revenues and market capitalization rising above the metric filter’s 3.0x maximum level. This position was replaced with an industrial equipment company, and two other industrial equipment companies were added, better aligning the group’s industry representation with the Company’s and increasing the size of the data set for statistical purposes.

All compensation elements for our NEOs are generally set using the 50th percentile of benchmarked compensation data as a reference point. This includes base salaries, annual incentive opportunities, total target cash compensation, long-term incentive compensation and total target compensation. This approach helps the Compensation Committee balance a performance-focused structure with the need to maintain market-competitive target and realized compensation. Actual benchmarked percentile rankings for our NEOs target compensation levels varies and can be above or below the 50th percentile reference point for a variety of reasons, including individual performance, experience, succession potential, and scope of responsibilities.

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Executive Compensation Program Risk Assessment

A critical part of the Compensation Committee’s executive compensation program review is an evaluation of whether the program, both as a whole and its individual elements, is consistent with the Company’s risk management objectives. If any program element is determined to be inconsistent with our objectives and principles, or if it is determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

The Compensation Committee, in consultation with NFP, has concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

Compensation elements are balanced	We provide a balanced mix of base salary, annual cash incentive compensation and long-term equity incentives. This balanced mix provides the incentive to perform at high levels and maximize Company performance. At the same time, it does not encourage singular focus on compensation performance metrics to the detriment of other important business metrics or overlooking how goals are accomplished.
Performance metrics balance short term and long term goals	Our incentive compensation metrics are balanced between short- and long-term business and financial objectives. The metrics for our short- and long-term plans do not overlap, which prevents executives from focusing on one goal at the expense of others. All the performance goals are aligned with shareholder interests.
Individual performance is emphasized	We emphasize individual, non-financial performance metrics in determining individual compensation amounts. The Compensation Committee strongly believes this effectively encourages and rewards behaviors that are consistent with our business objectives and core values, and discourages behaviors that are not.
Incentive programs have performance thresholds and are capped	Both the AIP opportunity and performance shares have threshold payout levels and/or performance contingencies, which ensure that incentive compensation is reduced or eliminated if minimum performance levels are not achieved. They also have maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.
Compensation is benchmarked	The Compensation Committee benchmarks compensation against both our Compensation Peer Group and the broader market to ensure our programs are performance-based, competitive, equitable, and generally consistent with industry and comparator company practices.
Executives have equity ownership guidelines	Our officers have robust equity ownership guidelines, which encourage a long-term focus on sustainable performance and further align our officers’ interests with those of our shareholders. Executives are prohibited from pledging stock and engaging in transactions designed to hedge against the value of the Company’s stock.

Executive Compensation Program

Principles

The Compensation Committee has established the following principles to guide achievement of our compensation objectives and the design and administration of specific programs for our NEOs.

Total Compensation Should be Performance-Based, With a Majority “At Risk”

A significant portion of our executives’ total compensation should be “at risk” and variable – in other words, dependent upon our stock price, our financial performance, or an executive’s individual performance. This ensures a strong correlation between executive pay and Company and individual performance, and it helps achieve our first compensation program objective: “Align Long-Term Executive and Shareholder Interests.” Additionally, the proportion of total compensation that is “at risk” and variable versus fixed should increase in line with the scope and level of the executive’s responsibilities.

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The following table shows the percentage of each NEO’s total target compensation was “at risk” under the program.

Percent of Fiscal 2023 Target Pay “At Risk”(1)

(1)	Calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) the sum of the annual incentive opportunity, target long-term incentive opportunity and base salary.

Incentive Compensation Should Balance Short-Term and Long-Term Performance

Executive compensation should be linked to building long-term shareholder value while remaining consistent with our business objectives. The Base Salary and Annual Incentive compensation elements emphasize short-term financial and individual performance, as well as the achievement of annually-defined business and financial objectives. The Long-Term Equity Incentive compensation element emphasizes long-term financial performance and strategic plan execution by tying a meaningful portion of compensation to the performance of the Company’s common stock.

Compensation Should be Market Competitive and Reflect Individual Performance

Achievement of our compensation objectives requires our compensation program, and the compensation elements within it, to be market competitive. If we are unable to attract and retain top executive talent within the markets in which we compete, we will hinder our ability to create long-term shareholder value. As discussed above, the Compensation Committee utilizes the Compensation Peer Group and relevant market compensation survey data, with the assistance of NFP, to ensure our compensation program is benchmarked and that each NEO’s total target compensation is appropriately tailored for the leadership roles in which they serve.

At the same time, a critical aspect of our culture examines how the Company succeeds, which is reinforced through our ACT. RISE. core values. We seek to attract and retain executive leaders who exemplify our values in how they lead and accomplish business objectives. Compensation programs that are overly focused on market benchmarking, or incentive plans that are purely formulaic, are limited in their ability to account for qualitative performance assessments. This creates program risk and can work against the Company’s and shareholders’ long-term interests. Accordingly, the Compensation Committee retains an element of discretion to ensure an executive’s realized compensation reflects individual, qualitative performance, consistent with our culture and values.

Performance-Based Compensation Metrics Should Be Objective, Clear, Challenging, and Achievable

In simple terms, the objective of any performance- or incentive-based program is to produce a desired result. Achievement of a desired result cannot be determined if the desired result is not objectively defined. Additionally, performance targets must be clear and uncomplicated so that a path to achievement can be developed and understood. As such, the Compensation Committee establishes our incentive plans with objective, clearly defined performance targets that are focused on performance metrics that our Board believes are most critical to the Company’s success.

Aligning our incentive compensation programs with shareholder interests requires that NEOs be paid commensurate with performance, and performance targets must be challenging to create shareholder value. At the same time, performance targets must be realistically achievable to create the proper incentive and reward structure, or else a disincentive risk can emerge. The Compensation Committee balances these interests by setting performance targets at levels requiring significant effort and achievement by our NEOs, relative to Company circumstances and market conditions, for a target-level payout to occur, within a structure that provides a meaningful incentive to drive overperformance.

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Performance-Based Metrics Should be Externally Benchmarked

Measuring how the Company performs against internally-developed targets is an important aspect of incentive compensation, as it sets expectations and motivates performance. However, internal performance metrics alone do not create a full picture of Company performance. As such, the performance-based elements of our executive compensation program should also evaluate the Company’s performance relative to external benchmarks.

Since inception, the performance shares granted under our LTIP have used an external benchmark for measuring Company performance, and since 2017, that benchmark has been the Russell 2000 Index, of which the Company is a member. This shows, on a relative basis, how well we deliver results that directly create long-term shareholder value. Additionally, AIP performance metric targets are set in reference to how the Company is expected to perform both compared to the prior year and relative to forecasted market growth rates.

Base Salary

The Compensation Committee reviews and establishes NEO base salaries consistent with the process described above under “The Compensation Decision Making Process”. For each NEO, the Compensation Committee considers our NEOs scope of responsibilities, experience, and individual performance and then balances these factors against competitive salary practices, including internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. The base salaries established for fiscal 2023 are presented in the following table.

Named Executive Officer	Fiscal 2023 Annual Base Salary	Fiscal 2022 Annual Base Salary
Joseph B. Armes	$700,000	$600,000
James E. Perry	$450,000	$380,000
Donal J. Sullivan	$450,000	$400,000
Luke E. Alverson	$375,000	$325,000
Danielle R. Garde	$375,000	N/A

As previously discussed, the Compensation Committee’s fiscal 2023 compensation evaluation revealed a considerable deviation between existing base salaries and market benchmarks, where our NEOs were below the 25th percentile of benchmark on average, and in some individual cases were the lowest among benchmarked data. This occurred primarily due to changes in practices among the Compensation Peer Group and the broader market, but it was also affected the Company’s significant growth in fiscal 2021 and 2022.

The Compensation Committee determined this deviation conflicted with our compensation objectives and potentially created unnecessary retention risk, in addition to being inconsistent with the executive team’s strong performance. Market-based base salary adjustments were approved to improve competitive market alignment, recognizing that, in some cases due to the size of the deviation on both a percentage and absolute basis, adjustments over two or more years may be necessary and prudent.

Mr. Armes’ base salary and other compensation components in fiscal 2023 are discussed below in further detail under “—Additional Executive Compensation Information—Chief Executive Officer Compensation in 2023.”

Annual Incentive Program

Our AIP exists to provide employees with a short-term, performance-based cash incentive that promotes achievement of our annual operating budget and the financial metrics that we believe most strongly correlate to long-term shareholder value creation. This incentive most directly supports our “Align Long-Term Executive and Shareholder Interests” and “Reward Current Performance” compensation objectives.

AIP Target Opportunities

The Compensation Committee establishes an AIP target opportunity for each NEO consistent with the process described above under “The Compensation Decision Making Process”. The Compensation Committee also approves the AIP’s financial performance metrics at that same time.

Our NEO’s AIP target opportunities are expressed as a percentage of base salary. AIP target opportunities established for fiscal 2023 are presented in the following table.

Named Executive Officer	Fiscal 2023 AIP Target in $	Fiscal 2023 AIP Target % of Base Salary	Fiscal 2022 AIP Target % of Base Salary
Joseph B. Armes	$910,000	130%	130%
James E. Perry	$337,000	75%	75%
Donal J. Sullivan	$337,000	75%	75%
Luke E. Alverson	$206,250	55%	55%
Danielle R. Garde	$206,250	55%	N/A

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The Compensation Committee did not make any changes to AIP target percentages for fiscal 2023. The Compensation Committee determined that, as adjusted for the market-driven base salary increases for fiscal 2023 discussed above, the AIP targets and resulting total target cash compensation for each NEO were within acceptable proximity to market benchmarks and provided incentives consistent with our objectives.

AIP Performance Metrics

The Compensation Committee, working with management and NFP, evaluates and approves the Company’s AIP performance metrics for each fiscal year when AIP target opportunities are established. The Compensation Committee weights performance metrics for each NEO—including business unit leaders—in proportions that ensure performance metrics are heavily weighted toward the Company’s consolidated performance. We believe it is important for all NEOs to be primarily focused on setting the strategic direction of the Company (rather than only at the business unit level) and achieving overall Company results.

The Compensation Committee also believes that AIP payouts should reflect individual, non-financial performance metrics. This serves to mitigate the risks that objective factors can have on incentive pay when overused. Importantly, non-formulaic metrics provide the Compensation Committee with discretion to adjust compensation upward or downward based on how an executive accomplished objectives and goals, thereby rewarding behaviors that are consistent with our business objectives and ACT. RISE. core values.

The Company’s fiscal 2023 AIP performance metrics are set forth below. The Compensation Committee selected these performance metrics, with input from management and NFP, because they support the key strategies that we believe drive sustainable and profitable Company growth and create shareholder value.

Corporate Executive AIP Metrics	OPERATING EXECUTIVE AIP METRICS

Consolidated EBITDA	Consolidated Operating Cash Flow	Business Unit EBITDA	Business Unit Operating Cash Flow	Individual Performance
Why we use it: Measures and supports both our revenue and profitability growth objectives, aligning our interests with the interests of our shareholders	Why we use it:
Measures and supports our strategic objective of delivering strong cash flow from operations to fund growth and returns to shareholders, aligning our interests with the interests of our shareholders	Why we use it: Measures and supports both our revenue and profitability growth objectives at the segment/operating company level, which are in direct control of the executive	Why we use it:
			Measures and supports our strategic objective of delivering strong cash flow from operations to fund growth and returns to shareholders, aligning our interests with the interests of our shareholders	Why we use it: Emphasizes individual performance and qualitative achievement of goals to promote and reward behaviors consistent with our business objectives and core values
How we measure it: U.S. GAAP net income, plus interest, taxes, depreciation and amortization	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: U.S. GAAP net income, plus interest, taxes, depreciation and amortization	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: Board and CEO assessment of individual performance against predetermined goals and objectives
Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%

AIP Performance Calculation and Payout

When the Compensation Committee approves AIP performance metrics for the year, it also establishes a payout matrix for the AIP, which determines the percentage of AIP target that is paid for performance achieved. Achievement of financial-based performance metrics is objective and calculated as appropriate. Payout percentages for each NEO’s qualitative individual performance metric are determined by the Compensation Committee based on individual performance assessments, as discussed previously.

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Fiscal 2023 AIP Payout Matrix and Performance Measurement

Payout Matrix. The fiscal 2023 payout matrix established for all AIP metrics was 0% to 200% of the target award opportunity, which was unchanged from fiscal 2022. The actual AIP payout percentage is calculated by comparing actual financial metric performance against the established targets. Payouts for each of the financial metrics are calculated on a straight-line basis between the applicable performance levels (“threshold,” “target,” and “maximum”).

Target Setting. In fiscal 2023, the Compensation Committee, with the support of NFP, continued to use a semi-annual target setting process for both our EBITDA and Operating Cash Flow (“OCF”) financial metrics. The Compensation Committee believed this approach remained appropriate based on continued uncertainty in overall business conditions, particularly in light of the unprecedented inflationary environment and significant volatility in actual and forecasted freight costs present at the outset of fiscal 2023. First fiscal half (“1H”) performance metric targets were established in early May 2022 (in the first quarter of fiscal 2023), and second fiscal half (“2H”) performance metric targets were established in mid-November 2022 (in the third quarter of fiscal 2023).

As fiscal 2021 and 2022 demonstrated, utilizing more frequent financial target setting intervals has a limiting effect on AIP pay out levels, as it mitigates the risk of overpayment resulting from annual targets being set too conservatively in the face of significant uncertainty. As the Compensation Committee has always done, it continued to adhere to our compensation objectives and principles, including ensuring that performance targets for the AIP’s financial metrics are set at objective, challenging levels that require significant effort and achievement by our NEOs for a target payout to occur.

Financial Performance Adjustments. For all financial metrics, the Compensation Committee may exercise its judgment, within parameters it establishes at the beginning of the year, about whether to exclude the effect of certain developments in measuring performance. These developments may include unanticipated changes in accounting principles or extraordinary, unusual or unplanned events, such as the effects of restructurings, impairments, reorganizations, acquisitions, or dispositions.

Any adjustments approved by the Compensation Committee in measuring financial metric performance are fully disclosed below. Concerning acquisitions in particular, the Compensation Committee has consistently applied a policy to exclude the impact of acquisitions consummated during a performance period on AIP financial metrics, ensuring AIP payouts never benefit from acquired, unbudgeted profitability and cash flow.

Performance Measurement and Payout. The following graphics show the fiscal 2023 AIP’s performance metrics, targets, payout matrixes, performance results, and percentage payouts.

Consolidated EBITDA

In fiscal 2023, the Company delivered $174.1 million of measured EBITDA, a record performance and 30.6% increase over fiscal 2022. The EBITDA target for fiscal 2023 1H was a 7.9% increase over fiscal 2022 1H acutal results, and the EBITDA target for fiscal 2023 2H was a 45.0% increase over fiscal 2022 2H actual results. Consistent with our objectives and historical approach to acquisitions, the fiscal 2023 1H measured performance excluded all EBITDA impacts from the Cover Guard, AC Guard, and Falcon Stainless acquisitions, as well as all associated one-time transactional expenses. Based on when the acquisitions occurred, the approved fiscal 2023 2H EBITDA target included the EBITDA performance of the Cover Guard, AC Guard, and Falcon Stainless, so no adjustments to measured performance were necessary. For the full fiscal 2023 year, the net EBITDA adjustments had no effect on the AIP’s measured EBITDA compared to reported EBITDA.

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Consolidated Operating Cash Flow

In fiscal 2023, the Company delivered $118.9 million of measured OCF, a record performance and 66.5% increase over fiscal 2022. The OCF target for fiscal 2023 1H was a 20.8% increase over fiscal 2022 1H acutal results, and the OCF target for fiscal 2023 2H was a 225.9% increase over fiscal 2022 2H actual results. The fiscal 2023 1H measured performance excluded all operating cash impacts from the Cover Guard, AC Guard, and Falcon Stainless acquisitions, as well as all cash used (net of tax benefit) to fund associated one-time transactional expenses. Different than the EBITDA metric, the approved fiscal 2023 2H OCF target did not include the cash flow impact of acquisition accounting. As such, this operating cash flow impact was excluded from performance measurement. For the full fiscal 2023 year, the net OCF adjustments reduced the AIP’s measured OCF by $2.8 million compared to reported operating cash flow.

Business Unit EBITDA

In fiscal 2023, the Company’s Contractor Solutions segment delivered $153.6 million of measured EBITDA, a record performance and 25.1% increase over fiscal 2022. These results are used in calculating Mr. Sullivan’s Business Unit EBITDA metric payout percentage. The EBITDA target for fiscal 2023 1H was a 5.7% increase over fiscal 2022 1H acutal results, and the EBITDA target for fiscal 2023 2H was a 43.5% increase over fiscal 2022 2H actual results. As with consolidated results, this measured performance excluded all EBITDA impacts from businesses acquired during a performance period, as well as all one-time transactional expenses associated with the acquisitions. For the full fiscal 2023 year, the net business unit EBITDA adjustments increased the AIP’s measured business unit EBITDA by $0.4 million compared to reported business unit EBITDA.

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Business Unit Operating Cash Flow

These results are used in calculating Mr. Sullivan’s Business Unit OCF metric payout percentage. The Company has chosen not to disclose the Threshold, Target, Maximum and Measured Performance data for the Business Unit OCF metric used for Mr. Sullivan. This metric corresponds to financial data that is not publicly disclosed and is used primarily to assess compensation. The Company believes that disclosing such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business.

The Compensation Committee believes that all performance targets for all financial metrics used in our AIP are set at definitive, challenging, and objective levels that require significant effort and achievement by our NEOs for a target payout to occur. Despite the inherent challenges of establishing performance targets in fiscal 2023 due to continued uncertainty in overall business conditions, particularly in light of the unprecedented inflationary environment and significant volatility in actual and forecasted freight costs, the Compensation Committee believes the AIP target-setting approach used in fiscal 2023 ensured these intentions were met.

While AIP results for any given year will vary, the Compensation Committee believes that appropriate performance target setting, when combined with strong Company and individual NEO performance, should result in AIP financial metric payouts that average close to target levels over a five-year period. For additional context, the following table summarizes the Company’s actual financial metric payout percentages under the AIP over the last five years.

Historical AIP Financial metric Payouts

Individual Performance

In determining individual performance payouts for our NEOs, the Compensation Committee considered pre-established individual performance goals and objectives for each NEO, which addressed the following topics:

•	Achievement of the Company’s and business units’ performance against key financial metrics, as applicable;
•	Execution of identified key growth initiatives and development of strategic growth capabilities, including integration of acquired businesses;
•	Improvement in human capital management metrics, including talent development, employee retention, and diversity and inclusion;
•	Achievement of operational excellence and sustainability initiatives;
•	Successful management and mitigation of enterprise risks; and
•	Improvement in performance against key ESG metrics, including environmental, health and safety.

Additionally, the Compensation Committee considered the leadership acumen demonstrated by each NEO in addressing the unique challenges of fiscal 2023, and how each NEO performed and delivered results in a manner consistent with our ACT. RISE. core values: Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence.

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The payout percentages for the 25%-weighted individual performance metric for each NEO is set forth in the final AIP payments table below. The total AIP award earned by each NEO for fiscal 2023 is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

	Target AIP Award	Consolidated EBITDA	Consolidated Operating Cash Flow	Business Unit EBITDA	Business Unit Operating Cash Flow	Individual Performance	FY2023 AIP Award
Joseph B. Armes	$910,000	$690,690 (126.5% Payout)	$101,010 (74.0% Payout)	—	—	$432,250 (190% Payout)	$1,223,950 (134.5% Payout)
James E. Perry	$337,000	$256,163 (126.5% Payout)	$37,463 (74.0% Payout)	—	—	$130,781 (155% Payout)	$424,406 (125.8% Payout)
Donal J. Sullivan	$337,000	$149,428 (126.5% Payout)	$24,975 (74.0% Payout)	$78,638 (116.5% Payout)	$29,700 (88.0% Payout)	$168,750 (200% Payout)	$451,491 (133.8% Payout)
Luke E. Alverson	$206,250	$156,544 (126.5% Payout)	$22,894 (74.0% Payout)	—	—	$64,453 (125% Payout)	$243,891 (118.3% Payout)
Danielle R. Garde	$206,250	$156,544 (126.5% Payout)	$22,894 (74.0% Payout)	—	—	$64,453 (125% Payout)	$243,891 (118.3% Payout)

Long-Term Equity Incentives

Our LTIP exists to provide senior leaders a long-term, performance-based incentive that promotes building long-term shareholder value. These incentives most directly support our “Align Long-Term Executive and Shareholder Interests” and “Drive Future Performance” compensation objectives. LTIP awards take the form of Company equity, as the Compensation Committee believes that this is the best available vehicle to encourage performance with a view toward building long-term shareholder value.

LTIP Award Structure

Our LTIP consists of two components: restricted stock and performance shares, as shown below.

In fiscal 2023, all NEOs received their long-term incentive awards in these forms. The Compensation Committee believes these equity award forms and the 50%/50% target weighting appropriately balances ensuring executives have meaningful, long-term equity ownership, promoting stock price-based and financial-based achievements, and aligning the interests of the NEOs with the Company’s risk profile and the interests of our shareholders.

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LTIP Target Opportunities

Target Opportunities. The Compensation Committee establishes a target opportunity for each NEO under the Company’s LTIP consistent with the process described above under “The Compensation Decision Making Process”. Our NEOs LTIP target opportunities are expressed as a percentage of base salary. The LTIP target opportunities established for fiscal 2023 are set forth in the table below.

Named Executive Officer	2023 LTIP Target In $	2023 LTIP Target as % of Base Salary	2022 LTIP Target as % of Base Salary
Joseph B. Armes	$2,275,000	325%	300%
James E. Perry	$787,500	175%	175%
Donal J. Sullivan	$787,500	175%	175%
Luke E. Alverson	$431,250	115%	100%
Danielle R. Garde	$431,250	115%	N/A

In reviewing the NEO’s LTIP target opportunities for fiscal 2023, the Compensation Committee determined that Mr. Armes’ and Mr. Alverson’s LTIP targets were not within acceptable proximity to market benchmarks. As such, their LTIP targets were increased modestly to improve competitive market alignment on both a percentage and absolute basis. The Compensation Committee determined that the LTIP targets for other NEOs were within acceptable proximity to market benchmarks and provided incentives consistent with our objectives.

Burn Rates and Dilution. The Compensation Committee also evaluates the impact of LTIP target opportunities and actual awards on “burn rates,” which measures the annual dilutive effect on our common stock resulting from shares awarded under our LTIP or otherwise. Generally, the Compensation Committee targets a Company-wide “burn rate” of 1.0% or less for all annual grants of equity awards to all participants. Our equity granting practices have stayed well below this target every year since the Company’s inception, and the fiscal 2023 LTIP target opportunities established by the Compensation Committee ensured this “burn rate” performance continued.

Equity Grant Timing and Valuation.  The Compensation Committee grants equity awards to NEOs at two points during the year: performance shares are granted near the beginning of our fiscal year, and restricted stock is granted on or about October 1 (the middle of our fiscal year). The Compensation Committee does not grant equity awards to NEOs or other LTIP participants in anticipation of the release of material nonpublic information. Additionally, the Company does not time the release of material nonpublic information based on the grant date of equity awards.

The difference in performance share and restricted stock grant dates, and the typical differences in base salary levels and target LTIP opportunities at the time grant amounts are calculated (given when annual compensation adjustments occur), causes the actual award values of the restricted stock and performance shares to be slightly different. The material terms and conditions of these equity awards are determined under the provisions of our existing equity compensation plan, which is available on the Company’s website at www.cswindustrials.com under the caption “Investors — Financial Reports and Filings.”

The grant date fair value of the performance share and restricted stock awards granted to the NEOs during fiscal 2023, calculated in accordance with U.S. GAAP pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. The actual award values of the equity awards at grant differ from the “grant date fair value” disclosed in the Summary Compensation Table due to the required accounting methodology, as discussed in footnote 2. Additional information on the awards granted in fiscal 2023 is shown in the “2023 Grants of Plan-Based Awards” table.

Restricted Stock Awards

Award Design. Restricted stock awards in fiscal 2023 maintained all of the design characteristics of the prior year and were otherwise unchanged. The awards vest ratably over a three-year period, delivering a meaningful long-term incentive that balances risk and potential reward. These awards help executives build ownership in the Company, aligning their interests with shareholders, and serve as an effective retention tool, encouraging our executive officers to remain with the Company and perform at high levels. Restricted stock awards are variable compensation, and the Compensation Committee considers them to be “at risk” - no compensation is realized when awards are made, the awards are subject to forfeiture based on employment status, and their future value to the executive is directly determined by the Company’s stock price.

Valuation and Other Terms. For the fiscal 2023 restricted stock awards, the reported value shown in the “Summary Compensation Table” was computed based on the “grant date fair value”, or the price of our common stock on the date of grant multiplied by the number of shares granted.

Subject to limited exceptions, restricted stock awards are only earned if the individual continues to be employed by the Company through the vesting date. Unvested restricted stock has voting rights and earns dividends, if any, on the same basis as the Company’s outstanding unrestricted common stock.

Performance Share Awards

Award Design and Performance Metric. Performance share awards in fiscal 2023 maintained all of the design characteristics of the prior year and were otherwise unchanged. The awards cliff vest at the end of a three year performance period, and they have one performance metric – total shareholder return relative to the members of the FTSE Russell 2000 Index. The Compensation Committee believes using TSR as the sole performance metric supports the Company’s strategic objective of emphasizing growth in excess of market levels and unquestionably aligns our executives’ interests with those of our

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shareholders. The Compensation Committee believes the use of the Russell 2000 Index for TSR benchmarking is highly relevant, as the Company is a member of the index and competes with other index members for investor capital. Additionally, comparison to a broad index, rather than individually selected companies, better suits the highly diversified nature of the Company’s business and, as a fully objective standard, mitigates risk in the program.

Vesting Matrix. The Compensation Committee establishes a vesting matrix for performance shares when they are granted. This vesting matrix calculates the number of performance shares that vest relative to the number of shares originally granted. Like the AIP, this vesting matrix has an established upper limit and a minimum below which no shares will vest. For fiscal 2023, the vesting matrix established was 0% to 200% of the award value, unchanged from fiscal 2022. The vesting percentage is calculated using the Company’s TSR percentile ranking among the Russell 2000 Index members, and then multiplying the number of performance shares granted by the applicable interpolated vesting percentage, as set forth below:

Performance Share Vesting Matrix

*	If the Company’s TSR is negative for the performance period, 100% is the maximum vesting percentage possible.

As noted, the established vesting matrix features a limit on the number of shares that will vest if the Company’s TSR is negative for the performance period. If that occurs, the maximum amount of performance shares that can vest is 100%, even if the Company’s TSR performs above the 50th percentile of the Russell 2000 Index.

Valuation and Other Terms. For the fiscal 2023 performance share awards, the reported value shown in the “Summary Compensation Table” was computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 141% of target, or $160.57 per share. This “grant date fair value” (i.e., 141% of the target amount) is reported in the “Summary Compensation Table” for the NEOs’ performance share awards. This reported amount is higher than the actual granted award value (i.e., 100% of the target amount) due to the accounting methodology for determining this amount, as discussed in footnote 2 to the table.

Performance shares are subject to forfeiture if the executive’s employment is terminated by the Company for cause or by the executive without good reason before the end of the three-year performance period. Until vesting, holders of performance shares do not have voting rights. They also do not receive dividends but are entitled to receive dividend accrual units that vest, if at all, at the same percentage as the underlying award.

Additional Executive Compensation Information

Anti-Hedging and Anti-Pledging

Under the Company’s Insider Trading Policy, which is available on our website at www.cswindustrials.com under the caption “Investors — Corporate Governance,” directors, executives and other employees are prohibited from pledging stock, holding Company securities in a margin account, and engaging in transactions (such as trading in options, short sales, and sales “against the box”) designed to hedge against the value of the Company’s common stock.

Stock Ownership Guidelines

Our executive compensation program provides guidelines for executive ownership of Company common stock, expressed as a multiple of annual base salary. The Compensation Committee believes these guidelines encourage the alignment of executive and shareholder interests and promote the Company’s objective of building long-term shareholder value by requiring executives to build and maintain a meaningful stake in the Company.

The stock ownership guidelines are designed to encourage stock ownership at levels high enough to indicate management’s commitment to the Company and share value appreciation, while satisfying an individual executive’s prudent needs for investment diversification. The stock ownership guidelines are set by the Compensation Committee using competitive benchmarking data, and the guidelines are reviewed each year and updated as necessary. There were no changes to the stock ownership guidelines during fiscal 2023.

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The Company’s current stock ownership guidelines for the NEOs and the number of shares needed to satisfy the guidelines are shown below.

Named Executive Officer	Ownership Guideline	Ownership Guideline at 3/31/2023 (# of Shares)(1)	Current Ownership (Share Equivalent & Multiple of Salary)(1)
Joseph B. Armes	6 x Annual Base Salary	30,103	70,697	14.1x
James E. Perry	3 x Annual Base Salary	9,676	21,065	6.5x
Donal J. Sullivan	3 x Annual Base Salary	9,676	37,043	11.5x
Luke E. Alverson	3 x Annual Base Salary	8,063	21,622	8.0x
Danielle R. Garde(2)	3 x Annual Base Salary	8,063	1,636	0.6x
(1)	Based on a price per share of $139.52, the closing price of the Company’s stock on March 31, 2023.
(2)	Ms. Garde joined the Company in October 2022.

Executives are expected to meet the stock ownership guidelines within five years from the date the guidelines are first applicable. Recognizing the time required to achieve the ownership guidelines, our guidelines contain an interim retention requirement. Specifically, executives who do not yet meet the applicable ownership requirement must retain at least 75% of the vested common stock they receive from equity awards granted from the time the ownership guidelines become applicable, net of any shares used or sold to pay applicable tax withholding. For fiscal 2023, all NEOs satisfied their ownership guideline and retention requirement.

The Compensation Committee periodically reviews the stock ownership guidelines and no less than annually monitors the executives’ progress toward meeting their target ownership levels. Shares held directly by an executive count toward satisfying the requirements, as do unvested restricted stock awards, but unvested equity awards with performance-based vesting conditions do not.

Recoupment of Incentive Compensation Policy

The Company maintains a Recoupment of Incentive Compensation Policy (the “Recoupment Policy”), which reinforces our commitment to our business objectives and core values. Under the Recoupment Policy, the Compensation Committee can “claw back” from an executive certain incentive compensation paid in the past three years if the Company is required to restate its financial statements. If a restatement occurs, the Compensation Committee can require any executive to reimburse the Company when the amount of compensation received was greater than the amount the Compensation Committee believes was actually earned based on the restated financial results. The Recoupment Policy does not require any finding of fault or malfeasance on the part of an executive to support the Company’s demand for recoupment.

Legacy Pension Plans

In connection with our spin-off from Capital Southwest Corporation in September 2015 (the “Spin-Off”), the Company assumed administrative responsibility and liability for certain legacy pension plans and the associated benefits payable to participating employees. On January 1, 2015, the legacy pension plans were closed to new participants. At the Spin-Off, the Company froze the legacy pension plans, and future benefits to plan participants ceased to accrue as of that date. Mr. Armes is the only NEO who accrued benefits under the legacy plans as part of his prior employment with Capital Southwest Corporation. In September 2019, the Company terminated the legacy pension plans.

The legacy pension plans included a qualified defined benefit, non-contributory retirement plan, as well as a restoration plan that provided benefits to the plan participants in the qualified plan to fulfill the intent of the qualified plan without regard to limitations under the Internal Revenue Code of 1986, as amended (the “Code”). The retirement benefits payable under the legacy pension plans depended on the participant’s years of service and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement. The amount of legacy pension plan benefits attributable to Mr. Armes as of March 31, 2023, and prior to the plan termination is shown in the “Pension Benefits” table below.

Other Benefits

As previously discussed, the Compensation Committee strives to make our executive compensation program primarily performance-based and, as such, does not provide perquisites for our executive officers other than benefits generally provided to all employees. Our executive compensation program from time to time may provide limited other benefits that the Compensation Committee determines to be competitive with the level of benefits offered by the companies with which we compete for executive talent. Any such benefits would serve to meet our stated objective of attracting and retaining executive talent. In addition, some benefits may, in the Compensation Committee’s view, be provided for the Company’s benefit, notwithstanding any personal benefit an executive may derive. No such other benefits were provided in fiscal 2023.

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Chief Executive Officer Compensation in Fiscal 2023

The Compensation Committee set our CEO’s compensation in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. In the interest of providing shareholders with a better understanding of Mr. Armes’ compensation for fiscal 2023, we are providing the following discussion and analysis.

Employment Agreement

On October 1, 2015, the Company entered into an employment agreement with Mr. Armes. The employment agreement provides that Mr. Armes will serve as Chief Executive Officer of the Company and that the Board will nominate Mr. Armes for election to the Board during the term of the agreement. The employment agreement had an initial term of two years, but the term automatically extends for additional one-year periods unless Mr. Armes’ employment is terminated as provided in the employment agreement.

Base Salary and Incentive Opportunities

Base Salary

During fiscal 2023, Mr. Armes’ base salary was increased by 16.7% to $700,000. As discussed previously, this increase was made to address proximity to competitive market benchmarks, consistent with our stated executive compensation objectives and principles and supported by Mr. Armes’ performance.

AIP Target and Fiscal 2023 Award

During fiscal 2023, Mr. Armes’ target AIP opportunity was maintained at 130% of base salary. After performance results for the fiscal year were confirmed, the Compensation Committee approved a total AIP payout of $1,223,950 or 134.5% of target, broken down as follows:

Metric	Amount ($)	Weight	Payout
Consolidated EBITDA	690,690	60%	126.5%
Consolidated Operating Cash Flow	101,010	15%	74.0%
Individual Performance	432,250	25%	190.0%

LTIP Target and Fiscal 2023 LTIP Awards

Annual LTIP Awards. During fiscal 2023, Mr. Armes’ target LTIP opportunity was increased to 325% of base salary from 300% of base salary, based on an analysis of comparative market data and to maintain alignment of his LTIP opportunity with our stated executive compensation objectives and principles. This increase also served to increase the percentage of Mr. Armes’ total target compensation that is “at risk” and performance-based.

Accordingly, Mr. Armes received an award of 7,581 performance shares on April 1, 2022 ($900,000 target award value), and an award of 8,629 shares of restricted stock on October 1, 2022 ($1,137,500 target award value, as adjusted following annual compensation changes). Mr. Armes did not receive any special equity awards outside of the LTIP. The award value for the performance shares differs from the “grant date fair value” reported in the “Summary Compensation Table” below due to the accounting methodology for determining such amount, as discussed in footnote 2 to the table.

Benefits Upon Termination

Under Mr. Armes’ employment agreement, if his employment is terminated due to death or disability, Mr. Armes will receive (1) his base salary and any unpaid benefits (including death benefits) through the date of termination; (2) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; and (3) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and to the extent that the performance conditions have been satisfied. Any options he holds will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company without “cause” or by Mr. Armes for “good reason,” Mr. Armes will receive (1) his base salary and any unpaid benefits through the date of termination; (2) a lump sum payment equal to two times the sum of (a) his then-current base salary or any higher base salary that was in effect during the 12 months prior to the date of termination, and (b) the greater of his annual AIP payment for the prior fiscal year or his target AIP incentive for the current year; (3) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the

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Company pays AIP cash incentives; (4) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year; and (5) continued medical and dental insurance for him and his dependents for 24 months following the date of termination. Additionally, and with certain exceptions related to Mr. Armes’ Special Equity Grant, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and only to the extent that the performance conditions have been satisfied.

If Mr. Armes’ employment is terminated by the Company for “cause” or by Mr. Armes without “good reason,” Mr. Armes will receive only his base salary and any unpaid benefits through the date of termination.

Additionally, Mr. Armes participates in the Company’s Executive Change in Control and Severance Benefit Plan (the “CIC and Severance Plan”). To the extent the provisions of the CIC and Severance Plan are more beneficial to Mr. Armes than the terms set forth in his employment agreement, such provisions would apply in the applicable termination scenario.

The employment agreement also provides that Mr. Armes will not engage in activities that are competitive with the Company’s business or solicit any key employees of the Company to leave or accept employment with another company for 24 months following the date of termination.

Executive Change in Control and Severance Benefit Plan

The Company maintains the CIC and Severance Plan. This plan is publicly filed, and its features are described more fully under “―Potential Payments upon Termination or Change-In-Control―CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan” below. The Compensation Committee believes that this plan benefits shareholders in providing consistency and transparency in severance benefits if an executive officer’s employment is terminated, and also supports alignment between executive interests and shareholder interests should a transformative transaction arise that is in shareholders’ best interests.

Review and Assessment of Compensation Under Termination Scenarios

The Compensation Committee regularly reviews each NEO’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by the Company, and resignation or retirement by the executive. Tally sheets setting forth all the listed scenarios are prepared by management and reviewed by the Compensation Committee with input from NFP. Based on its most recent review of the tally sheets, the Compensation Committee determined that the potential payments that would be provided to the NEOs were consistent with our executive compensation objectives and principles.

Executive Compensation Program Changes for Fiscal 2024

For the benefit of our shareholders, we summarize below certain changes and other matters that the Compensation Committee has approved regarding our fiscal 2024 executive compensation program. These and any other fiscal 2024 compensation program changes will be discussed in further detail in our proxy statement for the 2024 annual meeting of shareholders.

Annual Incentive Plan Changes

Payout Matrix Update. For fiscal 2024, the Compensation Committee has approved modifying the AIP’s payout matrix for the EBITDA financial metric so that: (1) threshold (or 50% payout) performance will begin at 80% of target (increased from 75%), and (2) maximum (or 200% payout) performance will be achieved at 120% of target (reduced from 125%). The prior AIP payout matrix had been in place since fiscal 2018, and since that time, the Company has grown significantly, which prompted the Compensation Committee to reevaluate the payout matrix to ensure continued alignment with our compensation program objectives and principles.

Raising the threshold performance level appropriately increases the rigor of the AIP and is viewed to be necessary given the Company’s strong performance history and meaningfully increased absolute value of the primary financial metric target. Additionally, lowering the maximum performance level maintains symmetry within the AIP payout matrix, but more importantly ensures that achievement of maximum performance remains a realistic probability to motivate overperformance for shareholders’ benefit.

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Long-Term Incentive Program Changes

Weighting of LTIP Awards. For fiscal 2024, the Compensation Committee has approved modifying the weighting of LTIP awards for our CEO to increase the percentage allocated to performance shares. Since the Company’s inception, target LTIP awards for all NEOs have been weighted 50% to performance shares and 50% to restricted stock. Primarily focusing on our “total compensation should be primarily performance-based, with a majority ‘at risk’” compensation principle, the Compensation Committee desired to increase the performance share weighting of our CEO’s target LTIP awards considering the responsibilities of the leadership position. As such, target LTIP award values for our CEO in fiscal 2024 will be approximately 57% weighted to performance shares, and 43% weighted to restricted stock.

Timing of LTIP Awards. Additionally, the Compensation Committee approved a change in the timing of approving performance share grants under our LTIP such that performance share grants will be made after the Compensation Committee has reviewed and approved NEO target compensation levels for the new fiscal year. Historically, performance share grants to our NEOs have been approved on or around the beginning of our fiscal year, which occurs on April 1 and comes before the Compensation Committee reviews and approves target compensation levels for our NEOs for the new fiscal year. This timing necessitated the use of prior year target compensation levels in determining target grant values for performance share awards, generally resulting in lower target values than restricted stock grants, which are made later in the fiscal year after current fiscal year compensation is approved. Going forward, LTIP performance share grants will occur after target NEO compensation levels are approved for the current fiscal year, so grant values will be determined using the same target compensation levels as restricted stock grants.

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Summary Compensation Table

The following table sets forth compensation information for our NEOs — the individuals who served during fiscal 2023 as principal executive officer and principal financial officer of the Company, and the other most highly compensated executive officers of the Company serving at the end of fiscal 2023.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	(4)	All Other Compensation ($)	(5)	Total ($)
Joseph B. Armes Chairman, CEO and President	2023	700,000	—	2,251,035	(6)	1,223,950		—		101,502		4,276,487
	2022	600,000	—	15,314,974		1,029,990		—		98,133		17,043,097
	2021	580,672	—	1,775,967		1,200,000		4,664		78,559		3,639,862
James E. Perry Executive VP, CFO	2023	450,000	—	927,762	(7)	424,407		—		77,719		1,879,888
	2022	380,000	—	851,357		376,343		—		74,200		1,681,900
	2021	311,077	—	873,821		400,000		—		31,221		1,616,119
Donal J. Sullivan Executive VP, GM, Contractor Solutions	2023	450,000	—	1,086,290	(8)	451,491		—		76,705		2,064,486
	2022	400,000	11,050	942,822		388,950		—		75,038		1,817,860
	2021	366,593	52,470	583,908		347,530		—		62,095		1,412,596
Luke E. Alverson Senior VP, General Counsel and Secretary	2023	375,000	—	436,848	(9)	243,891		—		78,308		1,134,047
	2022	325,000	—	384,882		236,039		—		74,167		1,020,088
	2021	299,601	—	327,317		250,000		—		62,976		939,894
Danielle R. Garde(10) Senior VP, Chief People Officer	2023	178,125	—	194,046	(11)	243,891		—		12,624		628,686

(1)	The Company’s fiscal year begins April 1 and ends March 31.
(2)	Represents the grant date fair value of long-term equity incentive awards under the Company’s LTIP computed in accordance with FASB ASC 718 “Compensation — Stock Compensation,” including the impact of forfeitures. The incentive awards are granted in the form of restricted stock, which generally vest ratably over a three-year period, and performance shares. The performance criteria for the performance share awards is based on the Company’s TSR over a three-year period compared to the TSR of the Company’s applicable benchmark group for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above. The reported value of the performance unit awards is computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 141% of target, or $160.57 per share. Payout for the performance share awards can range from 0% to a maximum of 200%. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2023, in the Annual Report.
(3)	The amounts in this column include an annual cash incentive bonus for fiscal 2023 under the Company’s AIP that was earned in fiscal 2023 but paid in fiscal 2024.
(4)	Reflects the annualized change in pension value under the Restoration Plan. No value is shown for fiscal 2023; however, the change in value for fiscal 2023 decreased by $13,961. See “Pension Benefits Table.” There are no above-market or preferential earnings on compensation deferred under the Restoration Plan.
(5)	The components of this column for fiscal 2023 are set forth in the table below, calculated at the aggregate incremental cost to the Company:

Name	Retirement Plan Contributions	(A)	ESOP Contributions	(B)	Insurance Premiums	(C)	Dividends Paid	(D)	Total
Joseph B. Armes	27,450		24,400		15,868		33,784		101,502
James E. Perry	28,500		24,300		20,718		4,201		77,719
Donal J. Sullivan	28,089		24,300		19,536		4,780		76,705
Luke E. Alverson	27,883		24,300		23,916		2,208		78,308
Danielle R. Garde	5,625		—		6,443		556		12,624

(A)	Includes matching and discretionary Company contributions to the NEOs under the Company’s 401(k) retirement plan, which is generally available to all the Company’s U.S. employees.
(B)	Includes Company contributions to the Employee Stock Ownership Plan for fiscal 2023, which is generally available to all the Company’s U.S. employees. These amounts were accrued in fiscal 2023 but contributed in fiscal 2024.
(C)	Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.
(D)	Includes dividends paid on outstanding, unvested restricted stock awards, which are entitled to voting and dividend rights at grant. Additionally, amounts for dividends paid on outstanding, unvested restricted stock awards were inadvertently omitted in the “All Other Compensation” amounts for each NEO in fiscal years 2022 and 2021. The associated “All Other Compensation” and “Total” amounts for each NEO reported for fiscal years 2022 and 2021 have been adjusted to correct this inadvertent omission.

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(6)	Includes annual grants of 8,629 shares of restricted stock ($1,033,754) and 7,581 shares of performance units ($1,217,281) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $119.80, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2022, the date of grant. Performance unit award values were calculated using a fair value of $160.57 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $1,800,000.
(7)	Includes annual grants of 3,793 shares of restricted stock ($454,401) and 2,948 shares of performance units ($473,360) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $119.80, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2022, the date of grant. Performance unit award values were calculated using a fair value of $160.57 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $700,000.
(8)	Includes annual grants of 4,552 shares of restricted stock ($545,330) and 3,369 shares of performance units ($540,960) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $119.80, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2022, the date of grant. Performance unit award values were calculated using a fair value of $160.57 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $800,000.
(9)	Includes annual grants of 1,636 shares of restricted stock ($195,993) and 1,500 shares of performance units ($240,855) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $119.80, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2022, the date of grant. Performance unit award values were calculated using a fair value of $160.57 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $356,190.
(10)	Ms. Garde’s employment with the Company began on October 11, 2022.
(11)	Includes annual grant of 1,636 shares of restricted stock ($194,046) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $118.61, the closing market price of the Company’s common stock as reported by NASDAQ on October 11, 2022, the date of grant.

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2023 Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to the NEOs for the year ended March 31, 2023.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)	(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph B. Armes	5/4/2022	(3)	455,000	910,000	1,820,000
	4/1/2022					3,791	7,581	15,162			1,217,281	(4)
	10/1/2022								8,629	(5)	1,033,754
James E. Perry	5/4/2022	(3)	168,500	337,000	674,000
	4/1/2022					1,474	2,948	5,896			473,360	(4)
	10/1/2022								3,793	(5)	454,401
Donal J. Sullivan	5/4/2022	(3)	168,500	337,000	674,000
	4/1/2022					1,698	3,396	6,792			540,960	(4)
	10/1/2022								4,552	(5)	545,330
Luke E. Alverson	5/4/2022	(3)	103,125	206,250	412,500
	4/1/2022					750	1,500	3,000			240,855	(4)
	10/1/2022								1,636	(5)	195,993
Danielle R. Garde	10/11/2022	(3)	103,125	206,250	412,500
	10/11/2022								1,636	(5)	194,046

(1)	The number of shares listed represents long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance criteria for these awards is based on the Company’s TSR from April 1, 2022 through March 31, 2025 compared to the TSR performance of the members of the Russell 2000 Index for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above.
(2)	These amounts represent the fair value, as determined under FASB ASC Topic 718, of the awards based on the grant date fair value estimated by the Company for financial reporting purposes.
(3)	Under the AIP, the primary performance measures are internally defined metrics based on operating income, cash flow from operations, and achievement of individual performance objectives. See “Elements of the Executive Compensation Program—Annual Incentive Program” above. Actual amounts payable under the AIP, if any, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the NEOs based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target.
(4)	Represents the fair value on the date of grant, as described in footnote (2), of the performance units awarded, which values were calculated using a fair value of $160.57 per share determined by using the Monte Carlo simulation. The actual value may be more or less depending on the Company’s TSR performance during the applicable three-year performance period.
(5)	The amounts shown reflect the numbers of shares of restricted stock granted to each NEO pursuant to the Company’s 2015 Equity and Incentive Compensation Plan. The shares vest ratably over a three-year period on each anniversary of the date of grant.

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Outstanding Equity Awards at Year-End 2023

The following table sets forth certain information with respect to outstanding equity awards held by the NEOs as of March 31, 2023.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	(1)
Joseph B. Armes	—	—	—	—	16,946(2)	2,354,308		27,853	(3)	7,739,235
					31,496(4)	4,375,739		12,553	(5)	3,071,163
					19,685(6)	2,734,837		6,222	(7)	1,728,845
								7,627	(8)	2,119,238
James E. Perry	—	—	—	—	6,932(9)	963,063		7,395	(5)	1,809,229
								2,681	(7)	744,943
								2,966	(8)	824,133
Donal J. Sullivan	—	—	—	—	7,600(10)	1,055,868		4,021	(5)	983,761
								3,066	(7)	851,919
								3,390	(8)	941,945
Luke E. Alverson	—	—	—	—	3,151(11)	437,768		2,319	(5)	567,357
								1,151	(7)	319,817
								1,510	(8)	419,569
Danielle R. Garde	—	—	—	—	1,636(12)	227,289		—		—

(1)	Calculated using a price per share of $138.93, the closing market price of the Company’s common stock as reported by NASDAQ on March 31, 2023, the last trading day before the end of the Company’s last completed fiscal year.
(2)	Mr. Armes’ shares of restricted stock (all of which are part of the annual LTIP and not part of the fiscal 2022 CEO retetion and succession arrangement) vest as follows: 8,880 shares on October 1, 2023; 5,190 shares on October 1, 2024; and 2,876 shares on October 1, 2025.
(3)	These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement. The performance measure set for these shares was based on the Company’s TSR over the period from April 1, 2021 through each of March 31, 2025, 2026, and 2027, compared to the TSRs of the members of the Russell 2000 Index for the same periods. Payouts range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.
(4)	These shares represent shares of restricted stock under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement. These shares cliff vest on April 26, 2026.
(5)	These shares represent long-term equity incentive awards in the form of performance shares under the annual LTIP, including accrued dividend equivalent units. The performance measure set for this plan was based on the Company’s TSR over the period from April 1, 2020 through March 31, 2023 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts ranged from 0% to a maximum of 200% of the shares granted. The number of shares reported vested at 176.1% of target effective April 1, 2023, and the associated value reported reflects this vesting percentage.
(6)	These shares represent restricted stock units under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement. 40% of the shares will vest (not earlier than April 2025) after a successor CEO is successfully recruited and hired, and 60% of the shares will vest upon the successful first employment anniversary of the successor CEO. The amount shown assumes full satisfaction of the associated performance conditions.
(7)	These shares represent long-term equity incentive awards in the form of performance shares under the annual LTIP, including accrued dividend equivalent units. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2021 through March 31, 2024 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.
(8)	These shares represent long-term equity incentive awards in the form of performance shares under the annual LTIP, including accrued dividend equivalent units. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2022 through March 31, 2025 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.
(9)	Mr. Perry’s shares of restricted stock vest as follows: 3,548 shares on October 1, 2023; 2,120 shares on October 1, 2024; and 1,264 shares on October 1, 2025.
(10)	Mr. Sullivan’s shares of restricted stock vest as follows: 3,665 shares on October 1, 2023; 2,418 shares on October 1, 2024; and 1,517 shares on October 1, 2025.
(11)	Mr. Alverson’s shares of restricted stock vest as follows: 1,642 shares on October 1, 2023; 964 shares on October 1, 2024; and 545 shares on October 1, 2025.
(12)	Ms. Garde’s shares of restricted stock vest as follows: 545 shares on October 1, 2023; 546 shares on October 1, 2024; and 545 shares on October 1, 2025.

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2023 Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock option exercises and restricted stock vesting during the fiscal year ended March 31, 2023, with respect to the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	(1)	Value Realized on Vesting ($)	(2)
Joseph B. Armes	10,800	1,164,760	38,394		4,448,982
James E. Perry	—	—	2,285		273,743
Donal J. Sullivan	—	—	9,554		1,110,665
Luke E. Alverson	—	—	7,084		819,639
Danielle R. Garde	—	—	—		—
(1)	The number of shares reported includes shares that were surrendered during the fiscal year ended March 31, 2023, to satisfy taxes upon the vesting of restricted stock awards.
(2)	Reflects the gross number of shares acquired on vesting multiplied by the closing market price of the Company’s common stock on the vesting date. Includes the value of shares surrendered to satisfy taxes upon the vesting of restricted stock awards.

2023 Pension Benefits

The following table sets forth certain information as of March 31, 2023, with respect to pension benefits attributable to our NEOs. Please refer to “—Elements of the Executive Compensation Program—Legacy Pension Plans” above for a narrative description of our pension plans.

Name	Plan Name	(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph B. Armes	Restoration Plan		2.25	94,385	—
James E. Perry	—		—	—	—
Donal J. Sullivan	—		—	—	—
Luke E. Alverson	—		—	—	—
Danielle R. Garde	—		—	—	—
(1)	The pension plans listed represent legacy plans assumed from CSWC in connection with the Spin-Off. The plans listed were frozen on October 1, 2015, and no benefits have accrued to any plan participant following that date. The plans listed were subsequently terminated in September 2019. The present value of accumulated benefit shown is an actuarial present value derived from the plans’ provisions, which is influenced by credited service and based on the mortality and discount rate assumptions used for financial reporting purposes (but excluding pre-retirement mortality). Assumptions used in the valuations are discussed in Note 14 to the Company’s audited consolidated financial statements for the year ended March 31, 2023 in the Annual Report.

Potential Payments upon Termination or Change-In-Control

The information below describes compensation that would have been paid under existing plans and contractual arrangements to the NEOs in the event of a termination of the executive’s employment with the Company or change in control of the Company, assuming these events occurred on March 31, 2023. Amounts shown therefore include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives based upon their respective compensation and service levels as of such date and the closing price of the Company’s common stock on March 31, 2023, of $138.93. The actual amounts to be paid can only be determined at the time of a change in control or the executive’s termination of employment with the Company. Upon any termination of employment, each of the NEOs would also be entitled to the vested amounts, if any, shown in the “2023 Pension Benefits” table above.

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CSW Industrials Executive Change in Control and Severance Benefit Plan

All the NEOs participated in the Company’s CIC and Severance Plan as of March 31, 2023. The CIC and Severance Plan provides benefits for termination of employment under three scenarios: by the Company without cause or by the executive for good reason; following a qualifying change in control; and upon death or disability. In any scenario, benefits are only paid after the executive (or the executive’s estate) executes a release in favor of the Company.

The CIC and Severance Plan provides benefits based on two participant levels, referred to as Level One and Level Two. Currently, Mr. Armes is the only Level One participant, and all other NEOs are Level Two participants.

Termination Without Cause by the Company or For Good Reason by the Executive

Upon an executive’s termination by the Company without cause or by the executive for good reason, the executive is entitled to the following severance benefits:

•	A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•	A lump sum payment equal to (a) in the case of a Level One participant, two times, and (b) in the case of a Level Two participant, one times, 12 months of base salary;

•	Continuation of health and welfare benefits for the earlier of the executive’s acceptance of full-time employment with another entity and (a) in the case of a Level One participant, 24 months following termination, and (b) in the case of a Level Two participant 12 months, following termination, in any case at a cost equal to the cost for an active employee for similar coverage; and

•	Immediate vesting in full of all unvested equity awards that have a vesting date within (a) in the case of a Level One participant, two years, and (b) in the case of a Level Two participant, one year, of the date of termination, in accordance with the terms of the applicable award agreements.

As used in the CIC and Severance Plan, “cause” generally means: (a) the commission of an act of personal dishonesty intended to result in substantial personal enrichment to the detriment of the Company; (b) the conviction or plea of nolo contendere to a misdemeanor involving moral turpitude or a felony; (c) the failure to perform work responsibilities; (d) violation of any of the Company’s material policies or procedures; or (e) any material breach of any material agreement with the Company, and in the cases of (c), (d) and (e), where such failure, violation or breach has continued for more than 30 days following written notice to the executive.

As used in the CIC and Severance Plan, “good reason” generally means, without the express written consent of the executive: (a) a material reduction in base compensation; (b) a material diminution in authority, duties or responsibilities; (c) a permanent relocation more than 50 miles from where services were normally performed; (d) a material reduction in the authority, duties or responsibilities of the person to whom the executive reports; or (e) any other action or inaction that constitutes a material breach by the Company of its obligations under the CIC and Severance Plan or any other material agreement to which the Company and the executive are parties.

Termination Following a Change in Control

Upon the occurrence of a Change in Control (as defined in the Company’s 2015 Equity and Incentive Compensation Plan) and without a requirement that the executive’s employment be terminated, all then-outstanding unvested equity awards (including restricted stock and performance share awards) will fully vest, in accordance with the terms of the applicable award agreements.

If an executive’s employment is terminated without cause by the Company or for good reason by the executive, in either case within two years following a Change in Control, then the executive is entitled to the following severance benefits:

•	A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•	A lump sum payment equal to (a) in the case of a Level One participant, three times, and (b) in the case of a Level Two participant, two times, the sum of (i) 12 months of base salary plus (ii) the executive’s target AIP award for the current fiscal year;

•	Continuation of health and welfare benefits for the earlier of 24 months following termination or the executive’s acceptance of full-time employment with another entity, at a cost equal to the cost for an active employee for similar coverage.

In addition to the above, an executive would be entitled to any unpaid base salary through the date of termination, any AIP earned for a completed fiscal year but not yet paid, any unreimbursed business or other expenses through the date of termination, and any employee benefits to which the executive is entitled pursuant to the terms of the plans governing the benefits.

Additionally, the CIC and Severance Plan does not contemplate tax “gross up” payments. Instead, under a “best of net” provision in the CIC and Severance Plan, if any payments or benefits to which an executive is entitled are likely subject to the tax imposed by Section 4999 of the Code, the payment will be reduced such that Section 4999 does not apply or be paid in full, whichever produces the better net after-tax position, as determined by the Board in good faith.

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Termination Due to Death or Disability

Upon an executive’s death or disability, the executive (or the executive’s estate) would be entitled to receive: (1) a pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year; and (2) continued medical and dental insurance coverage for 12 months following termination, at a cost equal to the cost for an active employee for similar coverage. Additionally, all then-outstanding unvested equity awards will fully vest, in accordance with the terms of the applicable award agreements.

Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the NEOs, assuming the executive’s employment had terminated on March 31, 2023. For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on that date. In addition to the payments set forth in the following table, Mr. Armes may receive certain payments upon his termination or a change-in-control pursuant to the legacy pension plans. Previously vested benefits under those plans for Mr. Armes are disclosed in the “2023 Pension Benefits” table.

Triggering Event	Compensation Component	Payout ($)
		Joseph B. Armes	(1)	James E. Perry	Donal J. Sullivan	Luke E. Alverson	Danielle R. Garde
Death	Life insurance benefit (third party payment)	50,000		50,000	50,000	50,000	50,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,029,990		376,343	388,950	236,039	206,250
	Health & welfare benefit	15,868		20,718	19,536	23,916	23,916
	Immediate vesting of equity awards(2)	14,267,694		2,774,988	2,511,438	1,129,640	227,289
	TOTAL	15,363,552		3,222,049	2,969,924	1,439,595	507,455
Disability	Pro-rata annual incentive award (greater of target or last year actual)	1,029,990		376,343	388,950	236,039	206,250
	Health & welfare benefit	15,868		20,718	19,536	23,916	23,916
	Immediate vesting of equity awards(2)	14,267,694		2,774,988	2,511,438	1,129,640	227,289
	TOTAL	15,313,552		3,172,049	2,919,924	1,389,595	457,455
Termination Without Cause by the Company or For Good Reason by the Executive	Termination payment	3,220,000		450,000	450,000	375,000	375,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,029,990		376,343	388,950	236,039	206,250
	Immediate vesting of certain equity awards(2)(3)	17,031,984		1,520,311	1,067,816	550,302	75,717
	Health & welfare benefit	31,736		20,718	19,536	23,916	23,916
	TOTAL	21,313,710		2,367,372	1,926,302	1,185,257	680,883
Change-in-Control — Employment Continues	Immediate vesting of equity awards(2)	17,031,984		2,774,988	2,511,438	1,129,640	227,289
	TOTAL	17,031,984		2,774,988	2,511,438	1,129,640	227,289
Change-in-Control — Termination Without Cause by the Company	Termination payment	4,830,000		1,575,000	1,575,000	1,162,500	1,162,500
	Pro-rata annual incentive award (greater of target or last year actual)	1,029,990		376,343	388,950	236,039	206,250
	Immediate vesting of equity awards(2)	17,031,984		2,774,988	2,511,438	1,129,640	227,289
	Health & welfare benefit	31,736		41,436	39,072	47,832	47,832
	TOTAL	22,923,710		4,767,767	4,514,460	2,576,011	1,643,871
(1)	Amounts shown for Mr. Armes are determined in accordance with the terms of his employment agreement, discussed under “Additional Executive Compensation Information — Chief Executive Officer Compensation in Fiscal 2023,” as well as the CIC and Severance Plan. Where benefits between the employment agreement and the CIC and Severance Plan overlap, the highest potential amount is shown.
(2)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of the event was equal to the closing price of the Company’s common stock on March 31, 2023 ($138.93), the last trading day of fiscal 2023. Additionally, it assumes that, for performance shares that have not vested, the performance conditions are satisfied at target (100%) vesting at the time of termination.
(3)	Pursuant to Mr. Armes’ employment agreement, all unvested equity awards vest immediately in this termination scenario. For the other NEOs under the CIC & Severance Plan, the shares vesting within one year following termination automatically vest.

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CEO Pay Ratio

Determination Date and Measurement Period

We used the fiscal year ended March 31, 2023 as the compensation measurement period to determine the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Armes (“Median Annual Compensation”). We identified our employee who received the Median Annual Compensation (the “Median Employee”) as of March 31, 2023 (the “Determination Date”).

Median Employee Identification and Compensation Calculation

As of the Determination Date, we had approximately 2,400 employees, including approximately 1,300 located in Vietnam. This employee pool includes all full-time, part-time, seasonal, and temporary employees of the Company and its subsidiaries. This number does not include any independent contractors or “leased” workers. For purposes of identifying the Median Employee this year, we excluded 23 employees from the pool, representing all of our employees in Australia (7), Brazil (1), Mexico (2), South Africa (1), Spain (1), and UK (11), using the permitted “deminimis” exception.

We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our employees consistent with the methodology used for our NEOs set forth in the “Summary Compensation Table.” This includes taxable wages per payroll records and as reported to authorities, which reflect, among other things, salary, wages, bonuses, and stock compensation, if any. Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rate in effect at the end of fiscal 2023. We did not make any cost-of-living adjustments in calculating the Median Annual Compensation or in identifying the Median Employee.

A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year because, among other things, they commenced employment after the beginning of the year or took an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

Based on the above methodology, our Median Employee was identified as an hourly manufacturing team member located in Dong Nai, Vietnam, and their Median Annual Compensation for fiscal 2023 was $12,776. For additional context, the Median Annual Compensation among our North American employees for fiscal 2023 was $77,801.

CEO Compensation

For fiscal 2023, the annual total compensation of Mr. Armes, our Chief Executive Officer, was $4,276,487, calculated using the total of all applicable compensation elements reported in the “Summary Compensation Table” (“CEO Compensation”).

Pay Ratio

For fiscal 2023, the ratio of CEO Compensation to the Median Annual Compensation was 335 to 1. For additional context, the ratio of CEO Compensation to the Median Annual Compensation among our North American employees was 55 to 1.

This CEO Compensation to the Median Annual Compensation ratio is a reasonable good faith estimate calculated in a manner consistent with SEC regulations using the data and assumptions summarized above. The assumptions we used are specific to our Company and our employee population. Because the SEC’s regulations for identifying the Median Employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, the Company’s pay ratio disclosure may not be comparable to that reported by other companies.

Additionally, our pay ratio is not an element that the Compensation Committee considers in setting CEO compensation, nor is CEO Compensation a material element that management considers in making compensation decisions for non-officer employees.

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Pay Versus Performance Disclosure

The following table sets forth required disclosures regarding our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

These required disclosures include a figure labeled “Compensation Actually Paid” (or “CAP”), which is calculated pursuant to SEC disclosure requirements. While CAP includes some compensation elements that are actually paid by the Company and received by the NEOs (namely, base salary and AIP payments), CAP includes amounts that the Company did not actually pay to the NEOs in the fiscal years below and that the NEOs did not receive from the Company. As such, CAP is not equivalent to realized pay.

The Compensation Committee did not consider these disclosures in evaluating compensation decisions in any year shown. For a fulsome discussion of how the Compensation Committee does seek to align executive pay with Company performance when making compensation decisions, please refer to “The Compensation Decision Making Process” and “Executive Compensation Program” in the CD&A.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment based on(3):		Net Income ($ Thousands)	EBITDA(4) ($ Thousands)
					TSR ($)	Peer Group TSR ($)
2021	3,639,862	11,391,348	1,091,141	2,199,938	$208.17	$170.59	$40,099	$91,329
2022	17,043,097	12,476,830	1,506,616	945,584	$181.33	$167.90	$67,319	$133,323
2023	4,276,487	9,398,207	1,426,777	2,102,263	$214.23	$174.52	$96,574	$174,067

(1)	The individuals comprising the PEO and Non-PEO NEOs for each year presented are listed below:

	2023	2022	2021
PEO: Non-PEO NEOs:	Joseph Armes James Perry Donal Sullivan Luke Alverson Danielle Garde	Joseph Armes James Perry Donal Sullivan Luke Alverson	Joseph Armes James Perry Donal Sullivan Craig Foster Luke Alverson Gregg Branning

(2)	The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K. To calculate CAP for the PEO and Non-PEO NEOs, the following adjustments were made to the Summary Compensation Table (“SCT”) Total in accordance with SEC methodology:

	2023		2022		2021
Year	PEO	Non-PEO NEO Avg.	PEO	Non-PEO NEO Avg.	PEO	Non-PEO NEO Avg.
SCT Total	4,276,487	1,426,777	17,043,097	1,506,616	3,639,862	1,091,141
Less: Change in Actuarial Value of Pension Plan Value	13,961	–	6,486	–	(4,664)	–
Less: GDFV of Equity Awards Reported in SCT Total Compensation	(2,251,035)	(661,237)	(15,314,974)	(726,354)	(1,775,967)	(420,831)
Plus: Year End Fair Value of Equity Awards Granted in Covered Year	2,982,181	866,910	12,266,848	593,743	3,980,706	963,571
Change in Fair Value of Equity Awards that Vested in Covered Year	(65,768)	(5,276)	(22,956)	(5,535)	6,190	(2,527)
Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	4,470,303	475,088	(1,498,186)	(422,887)	5,545,221	568,584
Calculated CAP	9,398,207	2,102,263	12,476,830	945,584	11,391,348	2,199,938

The above equity award values are calculated in accordance with FASB ASC Topic 718.
(3)	The Peer Group TSR set forth in this table utilizes a custom peer group, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended March 31, 2023. The comparison assumes $100 was invested for the period starting April 1, 2020, through March 31 of the listed year in each of the Company and in the custom peer group, respectively.
(4)	We determined EBITDA to be the most important financial performance measure used to link Company performance to the calculated CAPs of our PEO and Non-PEO NEOs in fiscal 2023. This performance measure may not have been the most important financial performance measure for fiscal years 2021 and 2022, and we may determine a different financial performance measure to be the most important financial performance measure in future years. EBITDA is defined for purposes of the AIP as set forth above in the “Compensation Discussion and Analysis” section. See Exhibit A for GAAP reconciliation information.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Performance

The following chart sets forth the relationship between the CAP calculation of our PEO, the average CAP of our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

The following chart sets forth the relationship between the calculated CAP of our PEO, the average CAP of our other NEOs, and the Company’s EBITDA over the three most recently completed fiscal years.

The following chart sets forth the relationship between the calculated CAP of our PEO, the average CAP of our other NEOs, and the Company’s Net Income over the three most recently completed fiscal years.

The following chart compares the Company’s TSR over the last three completed fiscal years to that of the Peer Group over the same period.

The following table presents the financial performance measures that the Company considers to have been the most important in linking the CAP of our PEO and other NEOs for fiscal 2023 to Company performance. The CAP calculation is heavily influenced by the year over year change in values of unvested equity awards, and equity awards constitute the majority of our NEO’s compensation. As such, TSR performance has an outsized effect on CAP figures when compared to SCT totals.

TSR
EBITDA
Cash Flow from Operations

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Equity Compensation Plan Information

The following table provides certain information related to our 2015 Equity and Incentive Compensation Plan as of March 31, 2023 under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by securities holders	—	—	421,546
Equity compensation plans not approved by securities holders	—	—	—
TOTAL	—	—	421,546

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than 10% beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended March 31, 2022, with the following exception: a Form 4 for Joseph Armes regarding an open market sale of Company shares pursuant to an established 10b5-1 trading plan on January 18, 2022 was filed one day after the required filing deadline.

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Proposal Three:

Ratification Grant Thornton LLP’s Appointment to Serve as our Independent Registered Public Accounting Firm for Fiscal 2024

The Audit Committee has approved Grant Thornton LLP (“GT”) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2024.

We are asking our shareholders to ratify the appointment of GT as our independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged, retained and supervised by the Audit Committee. However, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Required Vote and Recommendation

The proposal to ratify the appointment of GT to serve as the Company’s independent registered public accounting firm for fiscal 2024 requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of GT unless you instruct otherwise on the proxy or unless you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP’S APPOINTMENT TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.

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Report of The Audit Committee

The Audit Committee of the Board of Directors currently consists of four independent directors: Robert Swartz (Chair), Terry Johnston, Anne Motsenbocker, and Kent Sweezey. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met five times in fiscal 2023.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including engaging the independent auditors, pre-approving their annual audit plan, and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and held detailed discussions with management, including the executive leadership team and internal audit staff, on the Company’s consolidated financial statements and matters relating to the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of GT, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with GT, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with GT matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received from GT the written disclosures and letter required by applicable requirements of the PCAOB regarding GT’s communications with the Audit Committee concerning its independence, and has discussed with GT its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 filed with the SEC.

Robert Swartz, Chair
Terry Johnston
Anne Motsenbocker
Kent Sweezey

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Other Audit Information

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed GT to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. In this role, GT audits the Company’s financial statements. Representatives from GT will attend the Annual Meeting and will be available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they wish.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value-added taxes) for professional services incurred by the Company for the audits of its fiscal 2023 financial statements and other fees billed to the Company by GT in fiscal 2023. In general, the Company retains GT for services that are related to or an extension of the Company’s annual audit.

	2023	2022
Audit Fees(1)	$1,785,147	$1,725,372
Audit Related Fees(2)	90,000	40,000
Total Audit Related Fees	1,875,147	1,765,372
All Other Fees	—	—
TOTAL FEES	$1,875,147	$1,765,372
(1)	Represents fees for the audit of our annual financial statements, internal controls and review of our quarterly financial statements.
(2)	Represents professional services provided in connection with the audit of annual financial statements for the Shell & Whitmore Reliability Solutions joint venture.

The Audit Committee pre-approved all the audit and non-audit fees described above for the year ended March 31, 2023, in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm before the firm is engaged. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and the permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

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Security Ownership of Directors and Certain Executive Officers

The following table sets forth as of May 31, 2023, ownership of Company common stock by members of the Board, each NEO of the Company listed in the “Summary Compensation Table” individually, and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
Joseph B. Armes	65,584	(2)	*
Luke E. Alverson	19,497		*
Michael R. Gambrell	20,951		*
Danielle R. Garde	1,636		*
Bobby Griffin	1,481		*
Terry L. Johnston	8,525		*
Linda A. Livingstone	11,951		*
Anne B. Motsenbocker	783		*
James E. Perry	20,951		*
Donal J. Sullivan	35,968		*
Robert M. Swartz	12,952		*
J. Kent Sweezey	8,759		*
All members of the Board and executive officers as a group (12 individuals)	208,152		1.3%
*	Less than 1%.
(1)	Beneficial ownership has been determined in accordance with SEC rules and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. The amount disclosed for each person or group also includes any securities that person or group has the right to acquire within 60 days pursuant to certain Company stock option and incentive plans. The address of each individual is 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240.
(2)	Includes 1,500 shares owned by a family limited partnership of which Mr. Armes and his spouse are 50% owners of the general partner, for which he has shared voting and investment power.

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Security Ownership of Certain Beneficial Owners

The following shareholders are known to beneficially own more than 5% of the Company’s common stock. Except where noted in the footnotes below, the information is based on stock ownership reports on Schedule 13G filed with the SEC. Percentages have been calculated based on the number of shares outstanding as of the record date. We are not aware of any other shareholder holding 5% or more of the Company’s common stock.

In addition to the below, as of June 30, 2023, approximately 560,000 shares of our common stock, or 3.6% of our shares outstanding, were held by The Principal Financial Group as Trustee of the Company’s Employee Stock Ownership Plan.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
Allspring Global Investments, LLC 525 Market Street, San Francisco, California 94105	1,335,478	(2)	8.6%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202	1,251,808	(3)	8.1%
Neuberger Berman Group LLC 1290 Avenue of the Americas, New York, New York 10104	1,108,778	(4)	7.2%
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	992,433	(5)	6.4%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	820,530	(6)	5.3%
(1)	Beneficial ownership has been determined in accordance with SEC rules.
(2)	Based on a Schedule 13G filed with the SEC on January 12, 2023. The filing indicates sole voting power for 1,244,234 shares and sole dispositive power for 1,335,478 shares.
(3)	Based on a Schedule 13G filed with the SEC on February 14, 2023. The filing indicates sole voting power for 352,511 shares and sole dispositive power for 1,251,808 shares.
(4)	Based on a Schedule 13G/A filed with the SEC on February 10, 2023. The filing indicates shared voting power for 1,096,896 shares and shared dispositive power for 1,108,778 shares.
(5)	Based on a Schedule 13G/A filed with the SEC on February 1, 2023. The filing indicates sole voting power for 973,344 shares and sole dispositive power for 992,433 shares.
(6)	Based on a Schedule 13G/A filed with the SEC on February 9, 2023. The filing indicates shared voting power for 24,672 shares, sole dispositive power for 783,333 shares and shared dispositive power for 37,197 shares.

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General Voting and Meeting Information

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors of CSW Industrials, Inc. of proxies to be voted at the 2023 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m., Central Time, virtually at: www.virtualshareholdermeeting.com/CSWI2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 24, 2023

Pursuant to SEC rules, we may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending March 31, 2023, to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy electronically. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ended March 31, 2023, are also available electronically at www.proxyvote.com.

To access and review the materials electronically:

1.	Have your proxy card or voting instructions available.
2.	Go to www.proxyvote.com and input the 16-digit control number from the proxy card.
3.	Click the “2023 Proxy Statement” in the right column.

We encourage you to review all the important information contained in the proxy materials before voting. If you would like to attend the Annual Meeting online, instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CSWI2023.

The proxy materials are being mailed to shareholders on or about July 14, 2023.

Voting

Who May Vote and Number of Votes

If you are a shareholder of record at the close of business on July 6, 2023 (the “Record Date”), you may vote on the matters proposed in this proxy statement. For each matter raised at the Annual Meeting, you have one vote for each share you owned on the Record Date. At the close of business on the Record Date, 15,544,050 shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at our offices in Dallas, Texas during ordinary business hours for a period of 10 days prior to the Annual Meeting.

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain “routine” matters. The proposal to ratify the appointment of Grant Thornton LLP (Proposal Three) is considered a routine matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the election of directors (Proposal One) and the advisory vote on executive compensation (Proposal Two) are NOT considered routine matters, so your broker will not have discretion to vote your shares if you do not provide voting instructions. This is referred to as a “broker non-vote.”

Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. We must have a quorum to conduct business at the Annual Meeting. You will be part of the quorum if you vote your shares in advance of the Annual Meeting. If you abstain from voting on a particular proposal, your shares will still be counted as present at the meeting for purposes of determining a quorum. Broker non-votes are also counted as present for purposes of determining a quorum.

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Counting of Votes

The following table shows the proposals to be presented for a vote, the applicable voting requirements, and the Board’s recommendations.

Proposal	Vote required to pass	Voting options	Board’s recommendation	Effect of abstentions and broker non-votes
1. Elect eight directors to hold office until the 2024 annual meeting of shareholders	The affirmative vote of a majority of the votes cast in person or by proxy	FOR all nominees; WITHHOLD as to all nominees; FOR all nominees except for those specified, from whom you WITHHOLD your vote	FOR each nominee	No effect
2. Approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	No effect
3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	Abstentions will not have any effect. There should not be any broker non-votes, but if any, they will have no effect on the outcome.

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the individuals named on the enclosed proxy card intend to vote the shares represented thereby on such matters in accordance with their best judgment.

How to Vote

If your shares are registered in the name of a brokerage firm, bank, or other nominee (i.e., in “street name”). You will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares, which will include a 16-digit control number that enables you to vote your shares.

If your shares are registered directly in your name. You can vote your shares online at the Annual Meeting. You can also instruct the proxy holders named on the proxy card how to vote your shares using one of the voting methods described below. For all voting methods, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

•	Vote by Internet. You have the option to vote using the Internet at www.proxyvote.com. The on-screen instructions will direct you how to vote your shares. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 23, 2023. Have your proxy card available when you access the website. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

•	Vote by Telephone. You have the option to vote by telephone by calling 1.800.690.6903 toll-free from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 23, 2023. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

•	Vote by Mail. You may mark the enclosed proxy card, sign and date it, and return it in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received before the Annual Meeting for your vote to be counted at the Annual Meeting.

•	Vote at the Annual Meeting. If you are a registered shareholder and attend the Annual Meeting online, you may vote online by ballot during the Annual Meeting. You will need the 16-digit control number included on your proxy card do to so.

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Changing Your Vote

If you are a registered shareholder, you may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•	timely mailing in a revised proxy dated later than the prior submitted proxy;
•	timely notifying the Corporate Secretary in writing that you are revoking your proxy;
•	timely casting a new vote by telephone or the Internet; or
•	voting online by ballot at the Annual Meeting.

If you are a beneficial shareholder, please contact your bank, broker or nominee for instructions on how to change your vote.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

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Other Information About this Solicitation

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board and will be conducted primarily by mail. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained D.F. King for certain advisory services and to aid in the solicitation of proxies, and will ask brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay D.F. King a fee of $12,750 plus reimbursement for reasonable out-of-pocket expenses.

Shareholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one annual report and proxy statement to multiple shareholders sharing the same mailing address unless otherwise requested. This is referred to as “householding.” We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy of these materials in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling our Investor Relations department at 214.489.7113 or by writing to CSW Industrials, Inc., Attention: Investor Relations, 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, or other nominee to request information about householding.

Shareholder Proposals and Nominations

SEC rules provide that certain shareholder proposals may be eligible for inclusion in our 2024 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement we receive such proposals no later than March 16, 2024. We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary at the address below in advance of this deadline to discuss the proposal. The N&CG Committee reviews all shareholder proposals and makes recommendations to the Board for responsive action.

Alternatively, under the Company’s Bylaws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2024 annual meeting of shareholders, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our N&CG Committee), the shareholder must submit the proposal or nomination in writing at the address below between April 26, 2024, and May 26, 2024. However, if the 2024 annual meeting of shareholders is held more than 30 days before or more than 30 days after the anniversary of the 2023 Annual Meeting, the shareholder must submit any such proposal no later than the 90th calendar day prior to the 2024 annual meeting of shareholders or 10 days following the date on which the date of the 2024 annual meeting of shareholders is publicly announced. Any such submission must be made by a registered shareholder on the shareholder’s own behalf or on behalf of a beneficial owner of our common stock, and must include detailed information specified in our Bylaws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2024 annual meeting of shareholders that do not meet these requirements.

To comply with the universal proxy rules, shareholders who intent to solicit pricies in support of director nominees for the 2024 annual meeting of shareholders must provide notice that sets for the information required by Rule 14a-19 under the Exchange Act, and, pursuant to the Company’s Bylaws, such notice must be provided within the same time frame as any Rule 14a-8 proposal. If the shareholder does not comply with the requirements of the SEC, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s Bylaws are posted on our website at www.cswindustrials.com under the “Investors — Corporate Governance” caption. To make a submission or to request a copy of the Company’s Bylaws at no charge, shareholders should contact our Corporate Secretary at the following address:

CSW Industrials, Inc.
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
Attention: Corporate Secretary

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Exhibit A

GAAP to Non-GAAP Reconciliations

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited)

	Fiscal Year Ended March 31,
(Amounts in thousands)	2023	2022	2021
GAAP Net Income attributable to CSWI	$96,435	$66,385	$40,099
Plus: Income attributable to redeemable noncontrolling interest	139	934	–
GAAP Net Income	96,574	67,319	40,099
Adjusting items:
Interest Expense	13,197	5,449	2,383
Income Tax Expense	29,337	24,146	10,769
Depreciation & Amortization	34,957	36,408	22,718
EBITDA	174,067	133,323	75,969
Adjusting Items:
Transaction Expenses	–	–	10,360
Reversal of Indemnification Receivable	–	–	5,000
Adjusted EBITDA	$174,067	$133,323	$91,329

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CSW INDUSTRIALS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 23, 2023 for shares held directly and by 11:59 P.M. ET on August 21, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSWI2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 23, 2023 for shares held directly and by 11:59 P.M. ET on August 21, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐	______

1. Election of Directors

Nominees

01) Joseph Armes	02) Michael Gambrell	03) Bobby Griffin	04) Terry Johnston	05) Linda Livingstone
06) Anne Motsenbocker	07) Robert Swartz	08) Kent Sweezey		

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Approval, by non-binding vote, executive compensation.	☐	☐	☐
3. The ratification of Grant Thornton LLP to serve as independent registered public accounting firm for the fiscal year ending March 31, 2024.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees in item 1, FOR item 2, and FOR item 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000617298_1 R1.0.0.6

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

CSW INDUSTRIALS, INC.
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
August 24, 2023

The stockholder(s) hereby appoint(s) Joseph Armes and Robert Swartz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CSW INDUSTRIALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CSWI2023 at 9:00 a.m., Central Time on August 24, 2023, and any adjournment or postponement thereof.

Participants holding shares in the CSW Industrials, Inc. ESOP: By marking, signing and dating this card or submitting your voting instruction by telephone or internet, you are instructing The Principal Financial Group, the ESOP trustee, to vote the shares of CSW Industrials, Inc. common stock allocated to the ESOP account as instructed. All voting instructions from ESOP plan participants must be received no later than 11:59 P.M. Eastern Time on August 21, 2023. If your instructions are not received by such time, the ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

0000617298_2 R1.0.0.6

Continued and to be signed on reverse side